AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 30, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                       STOCKGROUP INFORMATION SYSTEMS INC.
             (Exact Name of Registrant as Specified in Its Charter)

           COLORADO                         6282                    84-1379282
  (State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)      Classification Code)         Identification
                                                                      Number)

                       SUITE 500 - 750 WEST PENDER STREET
          VANCOUVER, BRITISH COLUMBIA, CANADA  V6C 2T7  (604) 331-0995
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                                  DEVLIN JENSEN
                            BARRISTERS AND SOLICITORS
                         2550 - 555 WEST HASTINGS STREET
                          VANCOUVER, BC, CANADA V6B 4N5
                                 (604) 684-2550
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

-----------------------
APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  TO  PUBLIC:  As soon as practicable  after  this  registration  statement  becomes  effective.
--------------------

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same
offering.  [   ]

If  delivery  of  the  Prospectus  is  expected to be made pursuant to Rule 434,
please  check  the  following  box.[   ]

CALCULATION  OF  REGISTRATION  FEE

                                                                    Maximum        Aggregate      Amount of
                                                     Number      Offering Price     Offering     Registration
               Description of Securities (1)        of Shares     Per Share (4)      Price           Fee
------------------------------------------------  ------------   --------------   -----------    ------------
Common  shares being offered under
this prospectus, to be issued upon                  5,400,000      $0.26 (2)       $1,404,000       $129.17
closing of a public offering, no later
than  October  5,  2003

Common  shares  underlying  warrants
being offered under this prospectus, to             2,700,000      $0.54 (3)       $1,458,000       $134.14
be issued  upon  closing  of  a  public
offering, no later than October 5, 2003

Common shares underlying agent's
options being offered under this                  540,000 shares   $0.54 (3)         $437,400        $40.24
prospectus, to be  issued  upon  closing          and 270,000
of  a  public offering, no later than             warrant shares
October 5, 2003

Common  shares  being  offered by
selling shareholders, originally                    3,403,750      $0.295          $1,004,106        $92.38
acquired in a private  placement
December  31,  2002

Common  shares  underlying  warrants,
originally acquired in a private                    1,701,875      $0.22             $374,413        $34.45
placement December  31,  2002

Common  shares  underlying  agent's
warrants,  originally acquired in a private           150,000      $0.16              $24,000         $2.21
placement  December  31,  2002

Common  shares  being  offered by
selling shareholders, originally                    2,051,000      $0.295            $605,045        $55.66
acquired in a private  placement  March
31,  2002

Common  shares  underlying  warrants
issued,  originally  acquired in a private          2,000,000      $0.30             $600,000        $55.20
placement  March  31,  2002

Common  shares  underlying  warrants,
originally  acquired  in  a  convertible              500,000      $0.25             $125,000        $11.50
debenture  January  19,  2001.

Common  shares  underlying  warrants,
originally  acquired  in  a  convertible              300,000      $0.50             $150,000        $13.80
debenture  January  19,  2001.

Totals                                             19,016,625                      $6,181,964       $568.75 (5)
------------------------------------------------  ------------   --------------   -----------    ------------

1.   All  securities  being  registered  are  common  shares,  no  par  value
2.   Approximate  USD  equivalent  of  CAD$0.37
3.   Approximate  USD  equivalent  of  CAD$0.75
4. Calculated in accordance with Rule 457(c) and (o) under the Securities Act of 1933.
5. $136.16 of the registration fee above relates to 4,851,000 shares which have been carried forward from Form SB-2 #333-91106, as amended, and has been paid in connection thereto.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES  ACT  OF  1933  OR  UNTIL  THE  REGISTRATION  STATEMENT  SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


PROSPECTUS                             Subject to completion, dated May 27, 2003
----------

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
SECURITIES,  IN  ANY  STATE  WHERE  THE  OFFER  OR  SALE  IS  NOT  PERMITTED.

                       STOCKGROUP INFORMATION SYSTEMS INC.

               5,400,000 shares of common stock under the offering
   2,700,000 shares of common stock issuable upon exercise of the warrants under the offering
540,000 shares of common stock issuable upon the exercise of the Agent's Option under the offering
     270,000 shares of common stock issuable upon the exercise of the Agent's warrants under the offering
 5,789,850 shares of common stock to be sold by certain selling security holders
    4,316,775 shares of common stock issuable upon the exercise of outstanding warrants to be sold by certain selling security holders

We are offering 5,400,000 units at a price of CAD$0.37 (USD$0.26) per unit, which is not subject to any minimum subscription amount, for aggregate gross proceeds of CAD$1,998,000 (USD$1,404,000). Each unit consists of one share of our common stock and one non-transferable share purchase warrant. Every two warrants entitle the holder thereof to acquire an additional share of our common stock at an exercise price of CAD$0.75 (USD$0.54) per share for a period of 12 months from the date of issuance. As part of the Agent's compensation, we are providing the Agent with an Agent's Option to acquire a number of units, equivalent to those being offered to the public, equal to 10% of the total number of units sold under the offering, exercisable at CAD$0.37 (USD$0.26) per unit for a period of 24 months from the closing date of the offering. If all the units offered are sold, there will be approximately a 23% increase in our outstanding shares assuming that the warrants forming part of the units are not exercised and assuming that the Agent exercises its option in full, but does not exercise its warrants.

                                                                    Per Unit       Total
                                                                   ----------  -------------
Public Offering Price . . . . . . . . . . . . . . . . . . . . . .  CAD$0.37    CAD$1,998,000
-----------------------------------------------------------------  ----------  -------------
Underwriter commission. . . . . . . . . . . . . . . . . . . . . .  CAD$0.0296  CAD$159,840
-----------------------------------------------------------------  ----------  -------------
Proceeds, before expenses, to Stockgroup Information Systems Inc.  CAD$0.3404  CAD$1,838,160
-----------------------------------------------------------------  ----------  -------------

The units are being offered on a "reasonable commercial efforts" basis through First Associates Investments Inc. (the "Agent") The Agent is not required to sell any specific number of dollar amount of units, but will use its reasonable commercial efforts to sell the units offered. We intend to close sales of units respecting subscriptions we accept under the offering on a continuous basis. The offering will continue until July 7, 2003, unless earlier terminated or extended in the discretion of our board of directors to a date not later than October 5, 2003. Subscription funds will not accrue interest prior to acceptance. We intend to accept subscriptions promptly, but we can withhold acceptance until the final closing date. If your subscription is rejected or the offering is terminated prior to acceptance of your subscription, your subscription funds will be returned promptly. Our offering of units through the Agent will be made in accordance with the rules and policies of the TSX Venture Exchange and will take place on a day, as determined by us and the Agent, within 60 days from the date of acceptance of our existing short form offering document by the TSX Venture Exchange. Our distribution of units is being made only to residents of British Columbia and Alberta and such other jurisdictions where the units may be lawfully sold.

In addition, this prospectus also relates to the offer and sale of 5,789,850 shares of our common stock and 4,316,775 shares of our common stock issuable upon the exercise of outstanding warrants by certain selling security holders. The selling security holders will offer and sell their shares of outstanding common stock and shares of common stock underlying outstanding warrants at prevailing market prices or at privately negotiated prices.

This registration statement is intended to register 5,400,000 shares of common stock under the offering, 2,700,000 shares of common stock issuable upon the exercise of the warrants under the offering, 540,000 shares of common stock issuable upon exercise of the Agent's Option under the offering, 270,000 shares of common stock issuable upon the exercise of the Agent's warrants under the offering, the resale of 5,789,850 shares of common stock to be sold by certain selling security holders and 4,316,775 shares of common stock issuable upon the exercise of outstanding warrants to be sold by certain selling security holders.

The shares will become tradable on the effective date of this prospectus. We will receive no proceeds from sales of shares, other than proceeds, if any, from the exercise of the warrants and the offering. Our common stock is listed on the O-T-C Bulletin Board under the symbol "SWEB" and on the TSX Venture Exchange under the symbol "SWB." On May 26, 2003, the closing price of our common stock was USD$0.295 per share on the OTCBB.

See "Risk Factors" beginning on page 10 for a discussion of material issues to consider before purchasing our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        FIRST ASSOCIATES INVESTMENTS INC.

                   The date of this prospectus is May 27, 2003

SUMMARY INFORMATION AND RISK FACTORS                                                      6
   PROSPECTUS SUMMARY                                                                     6
   SUMMARY FINANCIAL INFORMATION                                                          8
   RISK FACTORS                                                                           9
   CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                                  10
USE OF PROCEEDS                                                                          11
SELLING SECURITY HOLDERS                                                                 11
PLAN OF DISTRIBUTION                                                                     16
   THE OFFERING                                                                          16
   SELLING SHAREHOLDERS                                                                  18
LEGAL PROCEEDINGS                                                                        19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                             19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                           21
DESCRIPTION OF SECURITIES                                                                23
   COMMON STOCK                                                                          23
   PREFERRED STOCK                                                                       23
   CONVERTIBLE DEBENTURES, NOTES AND WARRANTS                                            24
   STOCK OPTIONS                                                                         24
EXPERTS                                                                                  26
   LEGAL MATTERS                                                                         26
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES      26
ORGANIZATION WITHIN LAST FIVE YEARS                                                      26
DESCRIPTION OF BUSINESS                                                                  26
   GENERAL                                                                               26
   EMPLOYEES                                                                             29
   REGULATORY ISSUES                                                                     29
   SUBSIDIARIES                                                                          30
   RESEARCH AND DEVELOPMENT                                                              30
MANAGEMENT'S DISCUSSION AND ANALYSIS                                                     30
   RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 2003 AND MARCH 31, 2002          30
   RESULTS OF OPERATIONS - FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001   31
   CRITICAL ACCOUNTING POLICIES                                                          33
   LIQUIDITY AND CAPITAL RESOURCES                                                       33
   CORPORATE DEVELOPMENTS DURING THE YEAR                                                34
   CORPORATE DEVELOPMENTS SINCE YEAR END                                                 35
DESCRIPTION OF PROPERTY                                                                  35
   INTELLECTUAL PROPERTY, PROPRIETARY RIGHTS AND DOMAIN NAMES                            35
   LEASEHOLD                                                                             36
   EQUIPMENT                                                                             36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                           36
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                                 36
EXECUTIVE COMPENSATION                                                                   37
   AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES      37
FINANCIAL STATEMENTS                                                                     39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE     78
   ANTITAKEOVER EFFECTS OF COLORADO LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS     78
   TRANSFER AGENT AND REGISTRAR                                                          78
   SHARES ELIGIBLE FOR FUTURE SALE                                                       78
   WHERE YOU CAN FIND ADDITIONAL INFORMATION                                             78
PART II                                                                                  80
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                                80
   LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS                                   82
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                                              83
RECENT SALES OF UNREGISTERED SECURITIES                                                  83
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES                                               84
   A.  EXHIBITS                                                                          84
UNDERTAKINGS                                                                             85
SIGNATURES                                                                               86

SUMMARY  INFORMATION  AND  RISK  FACTORS

PROSPECTUS  SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS, TO UNDERSTAND THIS OFFERING FULLY. References herein to "we", "us", "our", "Company" or "Stockgroup" refer to Stockgroup Information Systems Inc. and its subsidiaries.

     Company  Overview

Stockgroup is a financial media and technology company which provides a wide range of financial information services including Financial Software and Content Systems, and Public Company Disclosure and Awareness Products.

We were incorporated under the laws of the State of Colorado in 1994 and have a December 31st financial year end.

In addition to our corporate headquarters at Suite 500 - 750 West Pender Street, Vancouver, British Columbia, Canada V6C 2T7, we have offices in Toronto, Ontario. Our telephone number at our corporate head office is (604) 331-0995.

A full description of our company may be found elsewhere in this prospectus under the heading "Business".

     The  Offering

Part of this prospectus relates to the registration of 5,400,000 units being offered to the public at a price CAD$0.37 (USD$0.26) per unit for aggregate gross proceeds to Stockgroup of CAD$1,998,000 (USD$1,404,000). Each unit consists of one share of our common stock and one non-transferable share purchase warrant. Every two warrants entitle the holder thereof to acquire an additional share of our common stock at a price of CAD$0.75 (USD$0.54) per share for a period of 12 months from the date of issuance. As part of the Agent's compensation, we have agreed to provide the Agent with an Agent's Option to acquire a number of units equal to 10% of the total number of units sold to the public under the offering at a price of CAD$0.37 (USD$0.26) per unit for a period of 24 months from the closing date of the offering. Therefore, this prospectus relates to the registration of 5,400,000 shares of common stock under the offering, 2,700,000 shares of common stock issuable upon the exercise of the warrants under the offering, 540,000 shares of common stock issuable upon exercise of the Agent's Option under the offering and 270,000 shares of common stock issuable upon the exercise of the Agent's warrants under the offering.

     Selling  Security  Holders

Part of this prospectus relates to the registration for resale of 5,789,850 shares of our common stock and 4,316,775 shares of our common stock issuable upon the exercise of outstanding warrants by certain selling security holders. The selling security holders will offer and sell their shares of outstanding common stock and shares of common stock underlying outstanding warrants at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of the securities by the selling security holders, other than through the exercise of their outstanding warrants, if any.

     Other  Information

Common stock outstanding prior to the offering: 25,675,571. This number does not include  shares  reserved  for
                                                issuance  upon  the  exercise of
                                                outstanding  stock  options  or
                                                warrants.

Common  stock  offered  by Stockgroup:          8,910,000 shares. This number
                                                assumes  the  exercise  of  all
                                                warrants, which form part of the
                                                units  being  offered  by
                                                Stockgroup  and  the exercise of
                                                the  Agent's  Option  and  the
                                                warrants, which form part of the
                                                units  under the Agent's Option,
                                                being  provided  as  part of the
                                                compensation  to  the  Agent.

Common stock offered by selling                 10,106,625 shares. This number
Security holders:                               assumes  the  exercise  of  all
                                                outstanding warrants to purchase
                                                in aggregate 4,316,775 shares of
                                                our  common  stock.

Common  stock  to  be  outstanding  after  the
offering:                                       44,692,196 shares. This number
                                                assumes  the  exercise  of  all
                                                outstanding  warrants,  warrants
                                                which  form  part  of  the units
                                                being  offered by Stockgroup and
                                                the Agent's Option and warrants,
                                                which  form  part  of  the units
                                                under  the  Agent's  Option.

Net  proceeds:                                  We  anticipate  that  our net
                                                proceeds  from  this  offering,
                                                after  deducting the underwriter
                                                commissions  and  estimated
                                                offering  expenses,  will  be
                                                approximately  CAD$1,793,160
                                                (USD$1,260,058).  We  will  not
                                                receive  any  proceeds  from the
                                                sale  of  the  securities by the
                                                selling  security  holders.

Use  of  proceeds:                              The  proceeds  from  the sale of
                                                the common stock offered by this
                                                prospectus  will  be used to pay
                                                the  costs  of  the  offering,
                                                working  capital,  technology
                                                upgrades  and  marketing
                                                activities.

Expiration  Time:                               The  offering by Stockgroup will
                                                continue  until  July  7,  2003,
                                                unless  earlier  terminated,  or
                                                extended  in  the  discretion of
                                                the board of directors to a date
                                                not  later than October 5, 2003.

Minimum  offering:                              There  is  no  minimum aggregate
                                                number  of  shares  that must be
                                                sold  in the offering. We intend
                                                to  complete the offering if any
                                                valid subscriptions are received
                                                before  the  expiration  of  the
                                                offering.

Trading  Symbols:                               OTCBB:  "SWEB"  TSX  Venture
                                                Exchange:  "SWB"

SUMMARY  FINANCIAL  INFORMATION

Set forth below are summary statements of operations data for the quarters ended March 31, 2003 and 2002 and years ended December 31, 2002 and 2001, and summary balance sheet data as of March 31, 2003, December 31, 2002 and December 31, 2001. This information should be read in conjunction with the quarterly consolidated financial statements for the quarters ended March 31, 2003 and 2002 and annual consolidated financial statements for the years ended December 31, 2002 and 2001 and notes thereto and "Management's Discussion and Analysis", appearing elsewhere in this prospectus.



                                                    Three Months Ended                          Years Ended
                                                         March 31                               December 31
                                                  2003                2002                 2002              2001
                                             --------------       --------------        -------------  -------------
STATEMENT OF OPERATIONS DATA:
REVENUE
Revenues. . . . . . . . . . . . . . .  $           601,712   $          442,241   $        1,964,699   $  2,857,151
Cost of revenues. . . . . . . . . . .              157,354              164,248              706,911      1,045,326
                                             --------------       --------------        -------------  -------------
Gross profit. . . . . . . . . . . . .  $           444,358   $          277,993   $        1,257,788   $  1,811,825
                                             --------------       --------------        -------------  -------------
EXPENSES
Sales and marketing . . . . . . . . .  $           158,774   $           92,060   $          475,038   $    466,954
Product development . . . . . . . . .                7,451               18,498               78,792        241,392
General and administrative. . . . . .              530,288              363,540            1,712,056      1,776,710
                                             --------------       --------------        -------------  -------------
Total expenses. . . . . . . . . . . .  $           696,512   $          474,098   $        2,265,886   $  2,485,056
                                             --------------       --------------        -------------  -------------
Loss from operations. . . . . . . . .  $          (252,155)  $         (196,105)  $       (1,008,098)  $   (673,231)
Interest income . . . . . . . . . . .                    -                  146                  195          4,020
Interest (expense). . . . . . . . . .             (216,502)            (184,359)            (319,641)      (596,097)
Gain (loss) on warrants
  liability . . . . . . . . . . . . .                    -              (55,000)             (55,000)       242,000
Gain on restructuring
  of convertible notes. . . . . . . .                    -            1,088,586            1,088,586              -
Gain on convertible note
  redemption. . . . . . . . . . . . .                    -                    -                    -         58,701
Other income (expense). . . . . . . .                  472                3,951              (12,719)         9,509
                                             --------------       --------------        -------------  -------------
Loss before effect of
  cumulative change in
  accounting principle. . . . . . . .  $          (468,185)  $          657,219   $         (306,677)  $   (955,098)
Cumulative effect of
change in accounting
principle . . . . . . . . . . . . . .                    -                    -                    -        413,546
                                             --------------       --------------        -------------  -------------
Net income (loss) . . . . . . . . . .  $          (468,185)  $          657,219   $         (306,677)  $   (541,552)
                                             ==============       ==============        =============  ==============
Basic and diluted loss per share:
Net loss before cumulative change in
  accounting principle. . . . . . . .                (0.02)                0.06                (0.02)         (0.10)
Cumulative effect of change in
  accounting principle. . . . . . . .                 0.00                 0.00                 0.00           0.04
                                             --------------       --------------        -------------  -------------
Net loss. . . . . . . . . . . . . . .                (0.02)                0.06                (0.02)         (0.06)
                                             ==============       ==============        =============  ==============

BALANCE SHEET DATA as at: . . . . . .      March 31, 2003       December 31, 2002      December 31, 2001
                                        ------------------     ------------------      -----------------
Total assets. . . . . . . . . . . . .   $        1,132,241     $      1,451,626        $        723,690
Total liabilities . . . . . . . . . .            2,177,869            2,702,443               3,467,292
Total shareholders' deficiency. . . .           (1,045,628)          (1,250,817)             (2,743,602)


RISK  FACTORS

The following factors should be considered carefully in evaluating Stockgroup and its business.

Our limited operating history makes it difficult for you to judge our prospects.

We have a limited operating history upon which an evaluation of our current business and prospects can be based. We have not had annual operating profits since we became a public company. You should consider any purchase of our shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of its corporate development.

Liquidity  and  capital  resources  are  uncertain.

We incurred a net loss of $468,185 for the quarter ended March 31, 2003 [Q1 2002 net income $657,219], and $306,677 for the year ended December 31, 2002 [2001 - $541,552], and had a working capital deficiency of $496,462 as at March 31, 2003. These factors raise substantial doubt about our ability to continue as a going concern. As well, we have $209,610 in notes payable and $78,129 in capital lease payments due within the next twelve months. We will need to seek additional capital. Although we have taken steps to achieve profitable operations in 2003, there are no assurances that we will be successful in achieving our goals.

In view of these conditions, our ability to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on our ability to obtain necessary financing to fund ongoing operations. As well, our ability to absorb a large unforseen expenditure is limited by our current lack of capital resources.

Computer  equipment  problems  and failures could adversely affect our business.

Problems or failures in Internet-related equipment, including file servers, computers and software, could result in interruptions or slower response times for our products, which could reduce the attractiveness of our Web site, financial tools or software products to advertisers and users. Should such interruptions continue for an extended period we could lose significant business and reputation. Equipment problems and failures could result from a number of causes, including an increase in the number of users of our Web site, computer viruses, outside programmers penetrating and disrupting software systems, human error, fires, floods, power and telecommunications failures and internal breakdowns. In addition, any disruption in Internet access and data feeds provided by third parties could have a material and adverse effect on our businesses. Our limited resources do not currently permit us to maintain an off-site disaster recovery facility. As a result, if we experience a major disaster such as a fire, theft, or intentional destruction of our computer equipment, it could have catastrophic results for our business.

We may not be able to compete successfully against current and future competitors.

We currently compete with several other companies offering similar services. Many of these companies have significantly greater financial resources, name recognition, and technical and marketing resources, and virtually all of them are seeking to improve their technology, products and services. We can not assure you that we will have the financial resources or the technological expertise to successfully meet this competition.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of Stockgroup shares by management represents approximately 21% of our present issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions involving the Company.

We may be unable to protect the intellectual property rights upon which our business relies.

We regard substantial elements of our Web site and underlying technology as proprietary and attempt to protect them by relying on intellectual property laws, including trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We also generally enter into confidentiality agreements with employees and consultants and in connection with license agreements with third parties, and we seek to control access to proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain or use our proprietary information without authorization or to develop similar technology independently. There can also be no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us, including claims that by, directly or indirectly, providing hyperlink text links to Web sites operated by third parties, we have infringed upon the proprietary rights of other third parties.

It is unclear how any existing and future laws enacted will be applied to the internet industry and what effect such laws will have on us.

A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain how existing laws will be applied by the judiciary to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase the cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

We may be held liable for online information or products provided by us or third parties.

Because materials may be downloaded by the public on Internet services offered by us or the Internet access providers with whom we have relationships, and because third party information may be posted by third parties on our Web site through discussion forums and otherwise, there is the potential that claims will be made against us for defamation, negligence, copyright or trademark infringement or other theories. Such claims have been brought against providers of online services in the past. The imposition of liability based on such claims could materially and adversely affect us.

Even to the extent such claims do not result in liability, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information or products carried on or disseminated through our Web site could require implementation of measures to reduce exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of services to members and users.

Our general liability insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

Future  sales  of  shares  may  adversely  impact  the  value  of  our  stock.

We will attempt to raise additional capital through the sale of common stock in the near future, including through this offering. Future sales of common stock may dilute your position in the Company. As there is a limited market for our common stock, there may be considerable volatility in our stock price due to selling and buying pressures. Future sales of shares by us or our stockholders could cause the market price of our common stock to decline. We also have authorized and reserved 4,848,593 shares of common stock for issuance upon the exercise of outstanding warrants and 3,421,178 shares for issuance upon the exercise of non-qualified stock options, some of which are currently in the money. Under the terms of outstanding convertible notes and debentures the number of shares that may be issued under such instruments may be increased in the event of certain changes in our capital structure.

The  departure  of  key  personnel could have an adverse impact on our business.

We employ certain key personnel with skills, including management skills, which may be difficult to replace quickly. Should one or more of our key personnel depart our Company we may incur time and cost losses replacing them. Even if replaced, it is possible that their departure could have a long lasting adverse impact on us.

CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This prospectus contains "forward-looking statements." In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of such terms and other comparable terminology.

These  forward-looking statements include, without limitation, statements about:

-    our  market  opportunity;
-    our  strategies;
-    competition;
-    expected  activities  and  expenditures as we pursue our business plan; and
-    the  adequacy  of  our  available  cash  resources.

These statements appear in a number of places in this registration statement and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, (iii) the Internet and Internet commerce and

(iv) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The accompanying information contained in this prospectus including, without limitation, the information set forth under the headings "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.

USE  OF  PROCEEDS

This offering will be subscribed in Canadian funds and offered to residents of British Columbia and Alberta, Canada. Net proceeds of this offering if fully subscribed will be C$1,793,160 after deducting the underwriter commissions and estimated offering expenses, which, when added to our working capital deficit (current assets minus current liabilities) of CAD$729,452 as of March 31, 2003, will result in CAD$1,063,708 of available funds, which funds are intended to be used for the purposes outlined in the table below:

     Description  of  Expenditure                         Fund  Allocation  (C$)

--------------------------------------------------------------------------------

Working  capital:. . . . . . . . . . . . . . . . . . . . . . .      358,160
Technology  expansion  and  upgrades:. . . . . . . . . . . . .      278,027
Marketing: . . . . . . . . . . . . . . . . . . . . . . . . . .      427,521

TOTAL  FUNDS  AVAILABLE  (1) . . . . . . . . . . . . . . . . .    1,063,708

--------------------------------------------------------------------------------

Note:
(1) As the offering is not subject to a minimum subscription, the entire gross proceeds of $1,998,000 may not be realized by the Company. In such event we will allocate the use of the actual proceeds received in the priority and order listed above.

SELLING  SECURITY  HOLDERS

This prospectus relates to the offering by the selling shareholders of shares of our common stock acquired by them in an equity investment and exercise of warrants that the selling shareholders received in certain private placements. 10,106,625 shares of common stock offered by this prospectus are being offered by the selling shareholders for their own accounts.

     A.   28  SHAREHOLDERS  PARTICIPATING  IN  THE  DECEMBER  31,  2002  PRIVATE
          PLACEMENT

We are registering the resale of 5,255,625 shares for this group of shareholders.

555625 BC Ltd., APL Securities, C. Channing Buckland, Carpe Diem Investments Ltd., Isabel Chiarantano, James McAusland, Jasna Frakes, Jeana Traviss, Kimberly
D. Hodal, Madeline McAusland, Neil Linder, Ronald Blusson, Rudy Lunter, Shane Myers, 828820 Alberta Ltd, Ming Capital Enterprises, Turf Holding, Dorothy Morrison, Sanovest Holdings Ltd., Bank Sal Oppenheim jr. cie, Belzberg Financial Market & News Inc., Clive de Larrabeiti, Darcy A. Higgs, Panorama Public and Industrial Communications Ltd., Konstantinos Tsirigotis, Les Enterprises de Richard Atkinson Ltee., Peter Krag Hansen, Thomas O'Neill and Bolder Capital (collectively, the "selling shareholders") purchased an aggregate 3,403,750 units, each unit consisting of one common share and one non-transferable warrant, at a price of $0.16 per unit for total gross proceeds of $544,600 from us in a private placement transaction which completed on December 31, 2002. Each two warrants entitle the holder to acquire one common share at an exercise price of $0.22 until December 31, 2003. We also issued 150,000 agent's warrants to Bolder Capital as a placement fee in the transaction. Each one agent's warrant is exercisable at $0.16 per common share.

As of the date of this prospectus none of the warrants or agent's warrants had been exercised.

The following table sets forth information with respect to the common stock beneficially owned by the selling shareholders as of the date of this prospectus. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and includes voting or investment power with respect to the securities.

The percentage interest of each selling shareholder is based on the beneficial ownership of that selling shareholder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to that selling shareholder (but not any other selling shareholder) when exercising warrants in the future.

To our knowledge, each of the selling shareholders has sole voting and investment power over the shares of common stock listed in the table below. No selling shareholder has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities. To our knowledge, none of these investors is affiliated with the others.

                                                                                                                Amount and
              Name                              Number of Shares    Number of Shares  Percentage of Stock  Percentage of Stock
                                               Beneficially Owned    Offered Herein    Owned Prior To the    Owned After the
                                                                                            Offering             Offering
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
555625 BC Ltd.. . . . . . . . . . . . . . . . . . . . .   50,000             50,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
APL Securities. . . . . . . . . . . . . . . . . . . . .   75,000             75,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
C. Channing Buckland. . . . . . . . . . . . . . . . . .  236,250            236,250                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Carpe Diem Investments Ltd. . . . . . . . . . . . . . .   62,500             62,500                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Isabel Chiarantano. . . . . . . . . . . . . . . . . . .   31,250             31,250                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
James McAusland . . . . . . . . . . . . . . . . . . . .   30,000             30,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Jasna Frakes. . . . . . . . . . . . . . . . . . . . . .   25,000             25,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Jeana Traviss . . . . . . . . . . . . . . . . . . . . .   60,000             60,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Kimberly D. Hodal . . . . . . . . . . . . . . . . . . .   60,000             60,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Madeline McAusland. . . . . . . . . . . . . . . . . . .   30,000             30,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Neil Linder . . . . . . . . . . . . . . . . . . . . . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Ronald Blusson. . . . . . . . . . . . . . . . . . . . .   60,000             60,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Rudy Lunter . . . . . . . . . . . . . . . . . . . . . .   30,000             30,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Shane Myers . . . . . . . . . . . . . . . . . . . . . .  150,000            150,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
828820 Alberta Ltd. . . . . . . . . . . . . . . . . . .  312,500            312,500                1.21%                    0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Ming Capital Enterprises. . . . . . . . . . . . . . . .  475,000            475,000                1.83%                    0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Turf Holding. . . . . . . . . . . . . . . . . . . . . .  500,000            500,000                1.92%                    0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Dorothy Morrison. . . . . . . . . . . . . . . . . . . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Sanovest Holdings Ltd.. . . . . . . . . . . . . . . . .  312,500            312,500                1.21%                    0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Bank Sal Oppenheim jr. ncie . . . . . . . . . . . . . .   81,250             81,250                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Belzberg Financial Market & News Inc. . . . . . . . . .  200,000            200,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Clive de Larrabeiti . . . . . . . . . . . . . . . . . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Darcy A. Higgs. . . . . . . . . . . . . . . . . . . . .   62,500             62,500                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Panorama Public and Industrial Communications Ltd.. . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Konstantinos Tsirigotis . . . . . . . . . . . . . . . .   10,000             10,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Les Enterprises de Richard Atkinson Ltee. . . . . . . .   50,000             50,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Peter Krag Hansen . . . . . . . . . . . . . . . . . . .   50,000             50,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Thomas O'Neill. . . . . . . . . . . . . . . . . . . . .   50,000             50,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Bolder Capital. . . . . . . . . . . . . . . . . . . . .  150,000            150,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------

*  -  Less  than  1%

     B.  22  SHAREHOLDERS  PARTICIPATING IN THE MARCH 25, 2002 PRIVATE PLACEMENT

We are registering the resale of 4,051,000 shares for this group of shareholders.

Bank Sal. Oppenheim jr. & Cie, A. Richard Bullock, Canadian Gravity Recovery Inc., Jons Edstrand, Friedrich Gruehl, Inversiones Hispanola, Peter Jensen, Tara Landes, Kathy Leishman, Les Entreprises de Richard Atkinson Ltee, LOM Nominees Ltd., Northeastern Resources Corp., Thomas O'Neill, PCG Performance Capital

Group Ltd., Susan P. Richards, Robert J. Charlton Personal Law Corp., Lawrence Ross, Vincent Smith, Value Relations IR Services, Praveen Varshney, WAT Capital Corp., and Michael Wells (collectively, the "selling shareholders") purchased an aggregate 2,000,000 units, each unit consisting of one common share and one non-transferable warrant, at a price of $0.20 per unit, plus 51,000 common shares at a price of $0.20 per share, for total gross proceeds of $410,200, from us in a private placement transaction which completed on March 25, 2002. Each warrant entitles the holder to acquire one share of the Company at an exercise price of $0.30 until September 30, 2003.

As  of  the  date of this prospectus 335,100 of the warrants had been exercised.

The following table sets forth information with respect to the common stock beneficially owned by the selling shareholders as of the date of this prospectus. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and includes voting or investment power with respect to the securities.

The percentage interest of each selling shareholder is based on the beneficial ownership of that selling shareholder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to that selling shareholder (but not any other selling shareholder) when exercising warrants in the future.

To our knowledge, each of the selling shareholders has sole voting and investment power over the shares of common stock listed in the table below. No selling shareholder has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities. To our knowledge, none of these investors is affiliated with the others. One of the selling shareholders, Tara Landes, is the daughter of one of our officers.

                                                                                                                Amount and
              Name                              Number of Shares    Number of Shares  Percentage of Stock  Percentage of Stock
                                               Beneficially Owned    Offered Herein    Owned Prior To the    Owned After the
                                                                                            Offering             Offering
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Bank Sal. Oppenheim jr. Cie . . . . . . . . . . . . . .  500,000            500,000                1.92%                    0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
A. Richard Bullock. . . . . . . . . . . . . . . . . . .  250,000            250,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Canadian Gravity Recovery Inc.. . . . . . . . . . . . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Jons Edstrand . . . . . . . . . . . . . . . . . . . . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Friedrich Gruehl. . . . . . . . . . . . . . . . . . . .  200,000            200,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Inversiones Hispanola . . . . . . . . . . . . . . . . .  250,000            250,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Peter Jensen. . . . . . . . . . . . . . . . . . . . . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Tara Landes . . . . . . . . . . . . . . . . . . . . . .   40,000             40,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Kathy Leishman. . . . . . . . . . . . . . . . . . . . .  240,000            240,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Les Entreprises de Richard Atkinson Lt e. . . . . . . .  200,000            200,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
LOM Nominees Ltd. . . . . . . . . . . . . . . . . . . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Northeastern Resources Corp.. . . . . . . . . . . . . .  200,000            200,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Thomas O'Neill. . . . . . . . . . . . . . . . . . . . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
PCG Performance Capital Group Ltd.. . . . . . . . . . .1,000,000          1,000,000                3.81%                    0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Susan P. Richards . . . . . . . . . . . . . . . . . . .   50,000             50,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Robert J. Charlton Personal Law Corp. . . . . . . . . .  160,000            160,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Lawrence Ross . . . . . . . . . . . . . . . . . . . . .   14,000             14,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Vincent Smith . . . . . . . . . . . . . . . . . . . . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Value Relations IR Services . . . . . . . . . . . . . .  37,000              37,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Praveen Varshney. . . . . . . . . . . . . . . . . . . .  110,000            110,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
WAT Capital Corp. . . . . . . . . . . . . . . . . . . .  100,000            100,000                   *                     0%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                            0
Michael Wells . . . . . . . . . . . . . . . . . . . . .  100,000            100,000                   *                     0%

*  -  Less  than  1%

     C.  MOUSTAFA,  ASLAN,  PANETTA,  STONE,  MCCORMACK,  BRUENING,  ALLIOTTS

We are registering the resale of 800,000 common shares underlying warrants for this group of selling shareholders. These shares had previously been registered on Form SB-2 file #333-57296, as amended, and on Form SB-2 file #333-91106.

Yasser Moustafa, Richard Stone, Aslan Ltd., Panetta Partners, Ltd., Dennis McCormack, Christoph Bruening and Keith Alliotts purchased an aggregate of $0.5 million of convertible debentures and warrants from us in a private placement transaction which closed on January 19, 2001. As part of that private placement the selling shareholders were issued debentures that may be converted into our common stock and 800,000 warrants to acquire our common stock. The warrants of each of the selling shareholders are exercisable through July 31, 2005. 62.5% of the warrants of each selling shareholder have an exercise price of $0.25 per share. The balance of the warrants have an exercise price of $0.50 per share.

On July 17, 2001, one of the debenture holders converted principal of $300,000 plus accrued interest into 608,827 common shares of our common stock. On March 15, 2002, the remaining debenture holders converted the remaining principal of $200,000 plus accrued interest into 413,808 common shares.

The following table sets forth information with respect to the common stock beneficially owned by the selling shareholders as of the date of this prospectus. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and includes voting or investment power with respect to the securities. The number of shares registered for resale by each of the selling shareholders under this prospectus includes shares issuable upon exercise of their warrants only.

The percentage interest of each selling shareholder is based on the beneficial ownership of that selling shareholder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to that selling shareholder (but not any other selling shareholder) when exercising warrants or other rights in the future.

To our knowledge, each of the selling shareholders has sole voting and investment power over the shares of common stock listed in the table below. No selling shareholder has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

The number of shares owned after the offering shown for each of the selling shareholders represents the number of shares received upon conversion of each shareholder's convertible debenture in the Company. We are registering for each shareholder, and for each $100,000 of original principal of the convertible debenture, the sale of 160,000 shares underlying warrants for an aggregate of 800,000 shares underlying warrants. For further clarification, we are not registering in this prospectus the sale of 608,827 common shares issued on the July 17, 2001 conversion or the 413,808 common shares issued on the March 15, 2002 conversion. Such shares, although they are reflected in the above table as being owned after the offering, may be sold by the selling shareholders under Rule 144 or another available exemption from registration.

We have assumed the sale of all of the common stock offered under this prospectus. However, as the selling shareholders can offer all, some or none of their shares of common stock, no definitive estimate can be given as to the number of shares that the selling shareholders will hold after this offering. We have included the maximum number of shares each shareholder could own after this offering, not including shares, if any, purchased or sold in the open market.


                                                                                                                Amount and
              Name                              Number of Shares    Number of Shares  Percentage of Stock  Percentage of Stock
                                               Beneficially Owned    Offered Herein    Owned Prior To the    Owned After the
                                                                                            Offering             Offering
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                      608,827
Yasser Hosny Moustafa . . . . . . . . . . . . . . . . .1,088,827            480,000                4.15%                2.31%
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                      103,452
Richard B. Stone. . . . . . . . . . . . . . . . . . . .  183,452             80,000                   *                     *
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                      103,452
Aslan Ltd.. . . . . . . . . . . . . . . . . . . . . . .  183,452             80,000                   *                     *
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                      51,726
Panetta Partners, Ltd.. . . . . . . . . . . . . . . . .   91,726             40,000                   *                    *
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                      51,726
Dennis McCormack. . . . . . . . . . . . . . . . . . . .   91,726             40,000                   *                    *
                                               ------------------   ----------------  -------------------  -------------------
                                                          51,726
Christoph Bruening. . . . . . . . . . . . . . . . . . .   91,726             40,000                   *                    *
                                               ------------------   ----------------  -------------------  -------------------
                                                                                                                      51,726
Keith Alliotts. . . . . . . . . . . . . . . . . . . . .   91,726             40,000                   *                    *
                                               ------------------   ----------------  -------------------  -------------------

*  -  Less  than  1%

PLAN  OF  DISTRIBUTION

THE  OFFERING

     General

We are offering to sell 5,400,000 units to the public at a price of CAD$0.37 (USD$0.26) per unit for aggregate gross proceeds to Stockgroup of CAD$1,998,000 (USD$1,404,000). Each unit consists of one share of our common stock and one non-transferable share purchase warrant. Every two warrants entitle the holder thereof to acquire an additional share of our common stock at a price of CAD$0.75 (USD$0.54) per share for a period of 12 months from the date of issuance. If the volume of subscriptions exceeds the number of shares offered, we may allocate offered shares among excess subscriptions in any amount Stockgroup and the Agent see fit.

There is no minimum number of units which must be sold in the offering. The offering will be consummated if any valid subscriptions are received, unless our Board of Directors has terminated the offering in its entirety.

Subscriptions to purchase units must be received no later than 5:00 p.m., mountain time, on July 7, 2003, unless we terminate the offering earlier or extend it. We reserve the right to terminate the offering at any time prior to July 7, 2003, or to extend the termination date for up to three periods of thirty days each, without notice to subscribers. Under no circumstances will we extend the offering beyond October 5, 2003.

The units are being offered on a "reasonable commercial efforts" basis through our Agent. The Agent is not required to sell any specific number of dollar amount of units, but will use its reasonable commercial efforts to sell the units offered. We intend to close sales of units respecting subscriptions we accept under the offering on a continuous basis. The offering will continue until July 7, 2003, unless earlier terminated or extended in the discretion of our board of directors to a date not later than October 5, 2003. Subscription funds will not accrue interest prior to acceptance. We intend to accept subscriptions promptly, but we can withhold acceptance until the final closing date. If your subscription is rejected or the offering is terminated prior to acceptance of your subscription, your subscription funds will be returned promptly. Our offering of units through the Agent will be made in accordance with the rules and policies of the TSX Venture Exchange and will take place on a day, as determined by us and the Agent, within 60 days from the date of acceptance of our existing short form offering document by the TSX Venture Exchange. Our distribution of units is being made only to residents of British Columbia and Alberta and such other jurisdictions where the units may be lawfully sold.

     Maximum  subscription

In accordance with the terms of the offering and the policies of the TSX Venture Exchange, no person or group of affiliated persons may purchase more than 20% of the offering (1,080,000 units). In addition, if any person or group of affiliated persons purchases more than CAD$40,000 of the offering, then such person or group of affiliated persons shares and warrants will be subject to a four month hold period in Canada.

     Procedure  for  subscribing  for  units

You may participate in the offering and invest in units by setting up an account with the Agent and delivering to the Agent payment in full of the offering price of all the units for which you have subscribed by:

check  or  bank  draft;  or
postal,  telegraphic  or  express  money  order.

The address to which subscriptions and payment of the offering price should be delivered is:

                        First Associates Investments Inc.
                        440 - 2nd Avenue S.W., Suite 2200
                        Calgary, Alberta, Canada T2P 5E9

If the amount you send with your subscription is insufficient to purchase the number of units that you indicate are being subscribed for, or if you do not specify the number of units to be purchased, then you will be deemed to have subscribed to purchase units to the full extent of the payment tendered (subject only to reduction to the extent necessary to comply with any regulatory limitation or conditions the Agent imposes in connection with the offering and provided that no fractional units will be issued). If the amount you send with your subscription exceeds the amount necessary to purchase the number of units that you indicate are being subscribed for, then you will be deemed to have subscribed to purchase units to the full extent of the excess payment tendered (subject only to reduction to the extent necessary to comply with any regulatory limitation or conditions the Agent imposes in connection with the offering and provided that no fractional units will be issued). Notwithstanding the foregoing, the Agent reserves the right to reject, in whole or in part, any subscription.

Failure to include the full offering price with your subscription may cause the Agent to reject your subscription. The method of delivery of subscriptions and payment of the offering price will be your election and risk. If you send your subscription by mail, we recommend that you use registered mail, return receipt requested, and that you allow sufficient number of days to ensure delivery and clearance of payment prior to the termination date.

The Agent will decide all questions concerning the timeliness, validity, form and eligibility of subscriptions, and the Agent's decision will be final and binding. In the Agent's sole discretion it may waive any defect or irregularity in any subscription, may permit any defect or irregularity to be corrected within such time as it may allow or may reject the purported subscription. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Agent determines in its sole discretion. None of the Agent, its officers, directors and agents (including without limitation, the Agent), or any other person will be under any duty to give a subscriber notice of any defect or irregularity in the submission of subscriptions, or incur any liability for failure to give such notice.

     Acceptance  and  refunding  of  subscriptions

Subscriptions are not binding until accepted by the Agent. The Agent reserves the right to accept or reject any subscription in whole or in part or, if the offering is oversubscribed, to allot a lesser number of units than the number for which a person has subscribed. In addition, the Agent can reject a subscription if an investor fails to meet applicable suitability standards as prescribed by the Agent or it is determined that the subscriber resides in a jurisdiction in which compliance with the securities laws of such jurisdiction would be impracticable.

In considering whether to accept subscriptions, in whole or in part, we and the Agent may consider, among other factors, the order in which subscriptions are received, the number of units purchased by a subscriber in other capacities, the potential of the subscriber to do business with or direct business to Stockgroup, our desire to have a broad distribution of stock ownership, as well as legal or regulatory restrictions, the number of units which have not been subscribed for at the time a subscription is accepted and other factors relating to a particular subscription. In determining whether to permit a larger subscription the Agent may also consider the identity of the subscriber and the subscriber's intentions with respect to our operations, management and direction. If you subscribe for units through a broker or nominee, and your broker or nominee does not identify you in the subscription, the Agent may not allocate any units to your subscription.

In determining the number of units to allot to each subscriber in the event the offering is oversubscribed, the Agent may, in its discretion, take into account the fact that a subscriber is a current shareholder, the order in which subscriptions are received, a subscriber's potential to do business with or to direct customers to Stockgroup, and our desire to have a broad distribution of stock ownership, as well as legal or regulatory restrictions and the other factors described above.

The Agent will decide which subscriptions to accept within two days after the termination of the offering if the Agent has not previously made such a determination. Once made, a subscription is irrevocable by the subscriber during the period of the offering, including extensions, if any.

The Agent may elect at any time and from time to time, until July 7, 2003, (the date on which the offering will terminate, which date may be extended to a date not later than October 5, 2003) to accept any or all of the subscriptions which have been received to date, issue units for those subscriptions and continue the offering with respect to any remaining units not yet purchased in the offering.

In the event that the Agent rejects all or a portion of any subscription, the Agent will promptly refund to the subscriber by check sent by first-class mail all, or the appropriate portion, of the amount submitted with the subscriptions. After all refunds have been made, the Agent will have no further liabilities to the subscribers.

Certificates representing share of our common stock and warrants duly subscribed and paid for will be issued on the closing date of the offering.

     Determination  of  offering  price

The offering price has been determined by the Agent and us, as authorized by our Board of Directors, primarily based on recent trades of our common stock. Neither our Board of Directors nor management has expressed an opinion or has made any recommendation as to whether anyone should purchase units in the offering. Any decision to invest in our common stock must be made by you based upon your own evaluation of the offering in the context of your best interests.

There can be no assurance that, following completion of the offering and the issuance of the shares and warrants, you will be able to sell the shares purchased in the offering at a price equal to or greater than the offering price. Moreover, until certificates for shares of common stock and warrants are delivered, you may not be able to sell the shares of common stock that you have purchased in the offering.

     Right  to  amend  or  terminate  the  offering

The Agent and us expressly reserve the right to amend the terms and conditions of the offering. In the event of a material change to the terms of the offering, we will file an amendment to the registration statement, of which this prospectus is a part, and resolicit subscribers to the extent required by the Securities and Exchange Commission and the TSX Venture Exchange. In the event of such a resolicitation, all proceeds received will be returned promptly to any subscriber who does not provide the Agent with an affirmative reconfirmation of the subscription.

The Agent and us expressly reserve the right, at any time prior to delivery of the units offered, to terminate the offering if the offering is prohibited by law or regulation or if our Board of Directors concludes, in its sole judgment, that it is not in our best interests to complete the offering under the circumstances. The offering may be terminated by us giving oral or written notice to the Agent and/or making public announcement of the termination of the offering. If the offering is so terminated, all funds received will be promptly returned, without interest.

     Issuance  of  units

Certificates representing units purchased in the offering will be delivered to purchasers at the direction of the purchasers as indicated in their subscription. No fractional units will be issued in this offering.

NEITHER THE AGENT NOR ANY OTHER PERSON IS OBLIGATED TO PURCHASE ANY OF THE UNITS OFFERED, OR TO FIND PURCHASERS FOR ANY UNITS. THERE CAN BE NO ASSURANCE THAT ANY MINIMUM NUMBER OF UNITS WILL BE SOLD.

SELLING  SHAREHOLDERS

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
- an exchange distribution in accordance with the rules of the applicable exchange;
-    privately  negotiated  transactions;
-    short  sales;
- broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
-    a  combination  of  any  such  method  of  sale;  or
-    any  other  method  permitted  pursuant  to  applicable  law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of Stockgroup or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL  PROCEEDINGS

We are currently involved in litigation with a customer to collect amounts owing pursuant to a contract entered into in September, 2000. The defendant provided a $100,000 deposit and contracted us to provide certain lead generation services. We delivered the requested services throughout October and November, 2000, however, the defendant defaulted on all additional payments. We are suing the defendant for the $351,800 balance owing, plus interest and costs. The defendant has filed a statement of defense and counterclaim to recover the $100,000 deposit. As of the date of this prospectus no further action had been taken by either party and no court date has been set. Although we currently believe the outcome of the litigation will be in the Company's favor, we have not elected to aggressively pursue the litigation at this time. We have made no provision for the counterclaim in the financial statements and any settlement or final award will be reflected in our statement of operations as the litigation is resolved.

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS

The following table sets forth, as of the date of this prospectus, the name, age and position of our directors, executive officers and other significant employees:

Director/Officer
     Name            Age   Since          Position  with  the  Company
--------------------------------------------------------------------------------
Marcus  A.  New      33   May 1995        Chief Executive Officer and
                                          Chairman of the  Board
Leslie  A.  Landes   59   August  1998    President  and  a  Director
David  Gillard       33   November  2001  Chief  Financial  Officer
Craig  Faulkner      32   May  1995       Director
David  N.  Caddey    53   June  1999      Director
Louis  deBoer  II    51   October  1999   Director
Jeffrey  Berwick     32   July  2002      Director

The backgrounds of the our directors, executive officers and significant employees are as follows:

Marcus A. New, B.A., Director, Founder, Chairman of the Board and Chief Executive Officer

Marcus A. New is the founder, and has been Chairman and Chief Executive Officer, since May of 1995, of Stockgroup. Mr. New formed the vision for Stockgroup in 1995 and developed the company from an idea to the goal of becoming a leader in information solutions for financial services companies and a leading provider of investor relations products for public companies on the Internet. Over the last five years he has grown the Company by re-investing internally generated capital and has successfully built a substantial corporate client roster. Similar to other successful Internet pioneers, Mr. New created Stockgroup based on identification of the ways in which the Internet could be used to provide services that were not otherwise available. Prior to that, Mr. New was VP of AmCan Public Relations Group and is currently a director of Iwave.com Inc., an online information company. Mr. New earned a Bachelor of Arts degree majoring in business from Trinity Western University.

Leslie  A.  Landes,  Director,  President  and  Chief  Operating  Officer

Leslie A. Landes has served as Stockgroup's President and Chief Operating Officer since August 1998 and has been an advisor to Stockgroup since shortly after its inception. Since January 1992, Mr. Landes has served as the President and as a director of Landes Enterprises Limited, which he founded, and which is an interim turnaround management consulting company that advised and counseled clients in several industries, including telecommunications and technology, on issues ranging from mergers and acquisitions to international marketing campaigns. Prior to forming Landes Enterprises in 1992 Mr. Landes spent 13 years with the Jim Pattison Group, Canada's third largest privately held company with sales in excess of CDN$3 Billion, with over 13,000 employees. He served as President of The Jim Pattison Sign Group, Outdoor Group and Communications Group, which included radio and television stations and paid subscription print


-------------------
1 Mr. New was a founding member and CEO of Stock Research Group Ltd., which was incorporated in May, 1995, and became a director of Stockgroup in March, 1999. 2 Mr. Landes became President in August, 1998, but was not a director until June, 1999
3 Mr. Faulkner was a founding member and Chief Technology Officer of Stock Research Group Ltd., which was incorporated in May, 1995, and became a director of Stockgroup in March, 1999.

publications. Ultimately he was appointed President of Jim Pattison Industries Ltd. and Senior Vice President of the parent Jim Pattison Group, responsible for the Group's acquisitions and divestitures, and with involvement in the management of the Group's 50 diversified companies. He successfully initiated and completed the acquisitions of other companies in a number of diverse industries in which the Group was active. Under his direction the Sign Group was built into the largest electric sign company in the world. Mr. Landes is also a director of TIR Systems Ltd., a lighting technology company, which is a public company.

David  Gillard,  CGA,  Chief  Financial  Officer

David Gillard has been Chief Financial Officer of us since November 2001, and prior to that he had been with us in the capacity of Controller since March 2000. From 1993 to 2000, prior to joining us, he gained extensive finance and accounting experience with Maynards Industries Ltd., one of the largest asset conversion companies in North America. He is a graduate of the British Columbia Institute of Technology and has been a Certified General Accountant since 1996.

Craig  Faulkner,  B.A.,  Director

Craig Faulkner is one of our founding partners. Mr. Faulkner's skill and knowledge of database-to-Web solutions brings a history of innovative and dynamic solutions. Early in his career, Mr. Faulkner led us to co-develop one of the first portfolio tracking tools, LivequoteSRG, fully based on the use of Java. Mr. Faulkner managed our programming and information management team at Stockgroup, initiated solutions with data and hardware vendors, while maintaining a senior management role and board membership. Under Mr. Faulkner's direction we implemented a sophisticated blend of both Sun Solaris and Microsoft solutions. Mr. Faulkner is also part of the advisory boards for Brand Fidelity an online service addressing the commercial naming and branding business, and Serveyor, a leading Managed Service Provider (MSP) for Internet Availability Monitoring, Performance Measurement and Quality testing. On March 28, 2002, Craig resigned as our Chief Technology Officer but he remains on the Board of Directors.

David  N.  Caddey,  B.Sc.,  M.Sc.,  Director

David N. Caddey has been a director of us since June 1999 and has over 26 years experience in the business and program management field. Since July 1998 he has served as an Executive Vice President of MacDonald Dettwiler and Associates Ltd., a space technology and satellite services company that designs, manufactures, operates and markets a broad range of space products and services. During this period he has also served as the General Manager of that company's Space Missions Group, where he is responsible for managing the construction of the Radarsat-2 spacecraft and associated ground infrastructure program, valued at over $350 million, as well as the construction of the Space Station Mobile Servicing System. From July 1994 to June 1998, Mr. Caddey worked as a Vice President and General Manager of the Space and Defense Systems Business Area of MacDonald Dettwiler and Associates LtdIn this capacity he was responsible for marketing and sales, project management, technical management and post delivery support. From 1990 to 1994 he served as Vice President and General Manager of Geo-information Systems of MacDonald Dettwiler and Associates Ltd., where he managed the development of Radarsat I Ground Segment Program.

Louis  de  Boer  II,  Director

Louis de Boer has served as a director of us since October 1999. Since May of 1998, he has served as President of MediaFutures, Inc., which provides consulting services to clients in the Internet and cable broadcasting industries, including such companies as Hearst New Media, Cox Enterprises and Rainbow Programming as well as several emerging growth companies. From July 2000 through June 2001, he also served as Chief Executive Officer of Automatic Media Incorporated, an Internet media and software firm based in New York City. From June 1996 to April 1998, he was Chief Executive Officer at New Century Network, an online company formed by a consortium of the nine leading US newspaper organizations, including, Advance Communications, Cox Communications, The Chicago Tribune, Hearst, Gannett, Knight-Ridder, Inc., The New York Times, The Washington Post and Times-Mirror. From 1977 to December 1994, Mr. de Boer was employed at HBO culminating in the positions of Executive Vice President of HBO Inc. and President of its International division, where he played an instrumental role in helping negotiate and broker deals that significantly increased that company's presence in its international markets. Mr. de Boer is also a director of Click TV, a television production company in the UK and Priva Technologies, both of which are private companies.

Jeff  Berwick,  Director

Jeff Berwick has served as a director of us since July 2002. He began programming and designing software applications independently in the early 1980's and has since become one of the foremost innovators in Internet services, technology and marketing. From 1991 to 1995 he was involved in the financial industry as an investment specialist for CIBC. During this time Mr. Berwick identified a growing need within the financial industry. Combining his knowledge of information technology and the investment industry, Mr. Berwick established StockHouse Media Corporation in 1995. StockHouse grew to a size of 250 employees in 8 countries worldwide at its peak, providing financial information through its portals to over a million unique customers. Mr. Berwick held the position of Chief Executive Officer and Chairman of the Board for StockHouse Media Corporation from its inception.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth, as of the date of this prospectus, the beneficial ownership of common stock of each person known to us who owns, or has the right to acquire within the next 60 days, more than 5% of our issued and outstanding common stock.

--------------------------------------------------------------------------------
                                                     Percent  of      Percent of
Name and address* of         Amount and  Nature      Class Before    Class After
  Beneficial  Owner        of Beneficial Ownership    Offering      Our Offering
--------------------------------------------------------------------------------
Marcus  A.  New                   3,016,500              11.39%          9.46%
Yvonne  New                       2,214,500               8.62%          7.13%
518464  B.C.  Ltd.                1,945,000               7.58%          6.26%
U.S.  Global  Funds
  7900 Callaghan Road,
  San Antonio, TX 78229           2,400,000               9.35%          7.72%
================================================================================

*Unless otherwise referenced, the address for each of the above mentioned parties is c/o Stockgroup Information Systems Inc., Suite 500 - 750 West Pender Street, Vancouver, British Columbia, Canada V6C 2T7.

On March 11, 1999, Stockgroup entered into a Share Exchange and Share Purchase Agreement with 579818 B.C. Limited, a British Columbia corporation, Stock Research Group, Inc., a British Columbia corporation, and all of the shareholders of Stock Research Group. Under that agreement the Company acquired all of the issued and outstanding shares of Stock Research Group in consideration of which 579818 B.C. Limited issued to the Stock Research Group shareholders 3,900,000 Class A Exchangeable Shares. Stockgroup also issued to Stock Trans, Inc., its transfer agent, 3,900,000 shares of common stock, to hold as trustee for the benefit of the Stock Research Group shareholders. The exchangeable shares may be converted, at the option of the holder, into an equal number of shares of common stock held by the trustee. Pending any such conversion, each holder of the exchangeable shares may direct the trustee to vote an equivalent number of shares of common stock. The trustee has no discretion as to the voting or disposition of such common stock.

As a result of these transactions each of the former Stock Research Group shareholders has the right to vote, or to direct the trustee to vote on their behalf, a number of shares of common stock equal to the number of exchangeable shares held of record by them. In the aggregate, as of the date of this prospectus, the 2,808,000 shares of common stock held by the trustee represent approximately 10.94% of our issued and outstanding shares of common stock before our offering, and 9.04% after our offering.

The trust created by these transactions will continue until the earliest to occur of the following events:

- no outstanding exchangeable shares are held by any former Stock Research Group shareholder;
- each of 579818 B.C. Limited and Stockgroup acts in writing to terminate the trust and such termination is approved by the holders of the exchangeable shares; and no outstanding exchangeable shares are held by any former Stock Research Group shareholder; and
-    December  31,  2098.

Marcus New directly owns 169,500 exchangeable shares and his wife, Yvonne New, owns directly 19,500 exchangeable shares. They both indirectly own, through 518464 B.C. Ltd., a British Columbia company owned by Mr. New as to 50% and by Mrs. New as to 50%, 1,945,000 exchangeable shares. Accordingly, Marcus and Yvonne New beneficially own 2,134,000 exchangeable shares of common stock, which represent approximately 8.31% of our issued and outstanding common stock before our offering, and 6.87% after our offering.

Mr. New also owns 2,000 shares of common stock which were purchased in the open market. On September 18, 2001, Mr. New was granted options to purchase 100,000 shares of common stock at an exercise price of $0.12 per share. These options fully vested on March 18, 2002 and expire on September 17, 2007. On March 5, 2002, Mr. New was granted options to purchase 400,000 shares of common stock at an exercise price of $0.22 per share, fully vesting on the grant date and with an expiry date of March 4, 2008. On May 13, 2002, Mr. New was granted options to purchase 300,000 shares of common stock at an exercise price of $0.17 per share, fully vesting on grant date and with an expiry date of May 12, 2008. In combination with Mr. New's 2,134,000 exchangeable shares, his wife's 80,500 common shares, his 800,000 vested options and 2,000 shares of common stock, Mr. New holds a beneficial ownership position in the Company of 3,016,500 shares, representing approximately 11.39% of issued and outstanding common stock before our offering, and 9.46% after our offering.

Yvonne New owns directly 80,500 common shares. Her direct shares in combination with her beneficial ownership of 2,134,000 exchangeable shares give her a beneficial ownership position in the Company of 2,214,500 shares, representing approximately 8.62% of issued and outstanding common stock before our offering, and 7.13% after our offering.

U.S. Global Funds owns 2,400,000 shares, representing approximately 9.35% of issued and outstanding common stock before our offering, and 7.72% after our offering.

     Security  ownership  of  management

The tables below and the paragraphs that follow present certain information concerning directors, executive officers and significant employees of the Company. None of our directors, executive officers or significant employees has any immediate family relationship with any other director, executive officer or significant employee.

                                                                         Shares           Percent      Percent
                                                                      Beneficially       of Class     of Class
                                                                         Owned            Before      After Our
       Name                    Position with Company                  May 27, 2003       Offering      Offering
---------------------------------------------------------------------------------------------------------------
Marcus A. New. . . . . . . .   CEO, Director                            3,016,500          11.39%      9.46%
Leslie A. Landes . . . . . .   President, Director                        831,560           3.15%      2.61%
David Gillard. . . . . . . .   Chief Financial Officer                    100,000           0.39%      0.32%
Craig D. Faulkner. . . . . .   Director                                   784,000           3.04%      2.51%
David N. Caddey. . . . . . .   Director                                   160,000           0.62%      0.51%
Louis de Boer II . . . . . .   Director                                   100,000           0.39%      0.32%
Jeffrey Berwick. . . . . . .   Director                                   437,230           1.70%      1.41%
---------------------------------------------------------------------------------------------------------------
All directors, executive officers and significant employees as a group  5,429,290          20.68%     17.15%
---------------------------------------------------------------------------------------------------------------

Of the amount shown for Craig Faulkner, Mr. Faulkner directly owns 169,000 exchangeable shares and indirectly owns, through 569358 B.C. Ltd., a British Columbia company owned by Mr. Faulkner, 465,000 exchangeable shares. On September 18, 2001, Mr. Faulkner was granted options to acquire 100,000 shares of common stock at an exercise price of $0.12 per share, fully vesting on the March 18,2002, and with an expiry date of September 17, 2007. On October 22, 2002, Mr. Faulkner was granted options to acquire 50,000 shares of common stock at an exercise price of $0.15 per share, fully vesting on the grant date and with an expiry date of October 21, 2008. Mr. Faulkner, through his direct and indirect holdings and 150,000 vested options, beneficially owns 784,000 shares representing 3.04% of our issued and outstanding common stock before our offering, and 2.51% after our offering.

Leslie A. Landes acquired 105,000 common shares by exercising 105,000 options on November 26, 2002. On August 10, 2001, Mr. Landes was granted 533,200 options at an exercise price of $0.22 and with an expiry date of August 9, 2007, of which 426,560 had vested by the end of 2002. On October 22, 2002, Mr. Landes was granted options to purchase 300,000 shares of common stock at an exercise price of $0.15 per share, fully vesting on the grant date and with an expiry date of October 21, 2008. Mr. Landes' common shares and vested options provide him with a beneficial ownership of 831,560 shares representing 3.15% of our issued and outstanding common stock before our offering, and 2.61% after our offering.

Of the amount shown for Mr. Caddey, 50% (or 30,000 shares) are owned by Ms. Donna Caddey, Mr. Caddey's wife.

David N. Caddey and his wife, Donna Caddey, each directly own 20,000 exchangeable shares. In addition, 20,000 shares of common stock are jointly owned by David and Donna Caddey. On August 10, 2001, Mr. Caddey was granted options to purchase 50,000 shares of common stock at an exercise price of $0.22 per share, full vesting on August 10, 2002, and an expiry date of August 9, 2007. On October 22, 2002, Mr. Caddey was granted options to purchase 50,000 shares of common stock at an exercise price of $0.15 per share, full vesting on grant date, and an expiry date of October 21, 2008. In combination with his direct and indirect holdings of 40,000 exchangeable shares and direct and indirect holdings of 20,000 shares of common stock, and 100,000 vested options, Mr. Caddey beneficially owns 160,000 shares representing approximately 0.62% of issued and outstanding common stock before our offering, and 0.51% after our offering.

Louis de Boer II was granted, on August 10, 2001, options to purchase 50,000 shares of common stock at an exercise price of $0.22 per share, with a six year term and fully vesting on August 10, 2002. On October 22, 2002, Mr. de Boer was granted options to purchase 50,000 shares of common stock at an exercise price of $0.15 per share, fully vesting on the grant date and with an expiry date of October 21, 2008. Mr. de Boer's vested options provide him with a beneficial ownership of 100,000 shares representing 0.39% of our issued and outstanding common stock before our offering, and 0.32% after our offering.

David Gillard was granted, on April 30, 2001, options to purchase 7,500 shares of common stock at an exercise price of $0.31 per share, fully vesting on October 31, 2001 with a six year exercise term. On May 13, 2002, Mr. Gillard was granted options to purchase 92,500 shares of common stock at an exercise price of $0.15 per share, fully vesting on May 13, 2002 and with a six year exercise term. Mr. Gillard has beneficial ownership of 100,000 shares of common stock representing approximately 0.39% of our issued and outstanding common stock before our offering, and 0.32% after our offering.

Jeffrey Berwick is a 27.8% shareholder in StockHouse Media Corporation. On June 19, 2002, we issued 2,080,000 common shares to Stockhouse Media Corporation, pursuant to a Joint Venture Development and Operation Agreement. These shares represent approximately 8.10% of our issued and outstanding common shares. By virtue of his voting control over Stockhouse Media Corporation, Mr. Berwick may be said to beneficially control voting of the 2,080,000 shares issued to Stockhouse, although such company has a Board of Directors and we are not aware that such a Board does not exercise an independent mind. In the event of release from escrow of the 2,080,000 shares owned and by Stockhouse, and in the event such should be divided to Stockhouse shareholders, which we presently understand is intended, the share ownership of Mr. Berwick in Stockhouse would be anticipated to result in Mr. Berwick receiving approximately 437,230 common shares representing approximately 1.70% of our issued and outstanding common stock before our offering, and 1.41% after our offering.

     Employment  and  severance  agreement

We have an employment agreement with our President, Leslie A. Landes. This agreement was signed on August 4, 1998, and has a term of 5 years. Under the agreement Mr. Landes is scheduled to receive a minimum compensation of CDN$150,000 per annum, however, he has consented to receive only CDN$135,000 per annum until further notice, with no provision for a retro-active increase back to CDN$150,000. The agreement may be terminated by us or Mr. Landes on 30 days notice, and if early termination is initiated by Stockgroup, Mr. Landes is to receive a severance payment equal to 12 months compensation.

DESCRIPTION  OF  SECURITIES

The following description of our securities and various provisions of our Articles of Incorporation and our bylaws are summaries. Statements contained in this prospectus relating to such provisions are not necessarily complete, and reference is made to our Articles of Incorporation and bylaws, copies of which have been filed with the Securities and Exchange Commission as exhibits to our registration statement of which this prospectus constitutes a part, and provisions of applicable law. Our authorized capital stock consists of 75,000,000 shares of common stock, no par value, of which 25,675,571 shares were issued and outstanding as of the date of this prospectus, and 5,000,000 shares of preferred stock, no par value, of which no shares were issued and outstanding as of the date of this filing. As of the date of this prospectus there were, to our knowledge after consultation with our transfer agent, 94 holders of record of our common stock.

COMMON  STOCK

Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of Stockgroup, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting in the election of directors will be able to elect all the directors if they choose to do so.

Currently, our bylaws provide that shareholder action may be taken at a meeting of shareholders and may be affected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Colorado law requires a greater percentage. Our Articles of Incorporation provide that our bylaws may be amended by the affirmative vote of a majority of the shares entitled to vote on such an amendment. These are the only provisions of our bylaws or Articles of Incorporation that specify the vote required by security holders to take action.

PREFERRED  STOCK

The Board of Directors is authorized, without further shareholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series and the Board of Directors may fix the rights, preferences and designations thereof. No shares of preferred stock are currently outstanding and we have no present plans to issue any shares of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

CONVERTIBLE  DEBENTURES,  NOTES  AND  WARRANTS

     A.  WARRANTS  ISSUED  WITH  3%  CONVERTIBLE  DEBENTURES

On January 19, 2001, we entered into a Securities Purchase Agreement with seven unaffiliated investors to issue $500,000 of unsecured 3% convertible debentures and 800,000 non-transferable share purchase warrants.

By March 15, 2002 all of the principal of the convertible debentures had been converted into common stock.

The warrants remain outstanding and were issued on a pro-rata basis, with each debenture holder receiving one Series A warrant for each dollar of debentures purchased and three Series B warrants for each five dollars of debentures purchased. The exercise price of the warrants is $0.25 per share for the Series A warrants and $0.50 per share for the Series B warrants. The warrants permit the holders to acquire up to an aggregate of 800,000 common shares at any time up to July 31, 2005.

     B.  WARRANTS  ISSUED  WITH  8%  CONVERTIBLE  NOTES

On April 3, 2000, we entered into a Convertible Note Purchase Agreement with two unaffiliated investors to issue unsecured 8% convertible notes and 5-year callable warrants for gross proceeds of $3 million. As of the date of this filing the principal balance of the notes had been fully extinguished or converted into common shares. The agreement included non-transferable share purchase warrants.

The warrants permit the holders to acquire up to 272,727 common shares at an exercise price of $3.30 at any time up to March 31, 2005. The warrants may be called by us, at a purchase price of $.01 per underlying share, if the stock price of Stockgroup's common shares exceeds $6.51 for any 20 consecutive trading days after the effective date of a registration statement, provided that the holders have the right to exercise the warrants within 30 days after their receipt of such a call.

The exercise price of the warrants is adjusted upon the occurrence of certain events, including the issuance of equity or convertible instruments exchangeable into common shares at a price below the market value of the common shares at the time of issuance and the exercise price of the warrants. In certain circumstances the holders of the warrants could elect on exercise to satisfy their obligation to pay the cash exercise price to us by accepting a lesser number of common shares.

On January 19, 2001, the exercise price and the number of callable warrants outstanding were adjusted as a result of the 3% convertible debentures and warrants being offered at a lower exercise price. The exercise price was decreased from $3.30 to $3.00 and the number of callable warrants were increased from 272,727 to 300,000.

On February 6, 2002, in a restructuring of the convertible notes, the number of warrants was reduced to 281,818, with the exercise price remaining at $3.00.


     C.  OTHER  WARRANTS

On March 15, 2002, we issued 250,000 warrants to a consultant. Each warrant is exercisable for one common share at $0.30, and the warrants expire on August 31, 2003.

STOCK  OPTIONS

     1999  Incentive  Stock  Option  Plan

The purposes of our 1999 Incentive Stock Option Plan are to enhance our profitability and shareholder value by enabling us to offer stock based incentives to employees, directors and consultants. The 1999 Stock Option Plan authorizes the grant to our, and our respective subsidiaries, employees, directors, consultants and advisors, of:

stock  options;
- restricted shares (which would generally provide for a substantial risk of forfeiture for a period of time);
- deferred shares, which would generally provide for shares to be issued upon services being rendered; and
- performance shares, which would generally provide for shares to be issued upon the attainment of specified performance goals.

Under the 1999 Stock Option Plan we may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, and non-qualified stock options. Incentive stock options may only be granted to our employees.

The number of shares authorized and reserved for grants under our 1999 Stock Option Plan is 2,000,000. The 1999 Stock Option Plan is administered by the Board of Directors, although the Board has the right to appoint a committee of two or more non-employee directors to administer the plan. Subject to the provisions of the plan, the Board and the committee have authority to determine the employees, directors, consultants and advisors who are to receive awards and the terms of such awards, including:

-    the  number  of  shares  subject  to  the  award;
-    the  fair  market  value  of  the  shares  subject  to  options;
-    the  exercise  price  per  share;
- the terms of vesting, including whether vesting accelerates upon a change of control, which may also be granted to participants at any time after an award has been granted; and
-    other  terms.

Grants of options may consist of incentive stock options, non-qualified stock options or a combination of both. Incentive stock options must have an exercise price equal to at least 100% of the fair market value of a share on the date of the award and non-qualified stock options must have an exercise price at least equal to 75% of the fair market value of a share on the date of the award. If the grant of an incentive stock option is to a shareholder holding more than 10% of our voting stock, the exercise price must be at least 110% of the fair market value on the date of grant. Terms and conditions of awards are set forth in written agreements between the respective option holders and us. Awards under the 1999 Stock Option Plan may not be made after March 11, 2009, and stock options granted before that date may not have a term beyond that date.

If the employment with us of the holder of a stock option is terminated for any reason, other than as a result of a voluntary termination with the consent of the Board or the holder's death or disability, the holder's stock option terminates on the same date. If the termination is due to such a voluntary termination the holder may exercise the option, to the extent exercisable on the date of termination of employment, until three months after the date of termination. If an option holder dies or becomes disabled, stock options may generally be exercised, to the extent exercisable on the date of death or disability, by the option holder or the option holder's survivors until six months after the date of death or disability.

As of the date of this prospectus options to purchase up to 1,493,576 shares of common stock had been granted under the 1999 Stock Option Plan, of which 1,043,576 have been exercised, and options to purchase 506,424 shares were available for future grants. We have registered the shares subject to issuance under our 1999 Stock Option Plan pursuant to our registration statement on Form S-8 filed with the Securities and Exchange Commission on November 16, 1999.

     2000  Incentive  Stock  Option  Plan

The purposes and description of our 2000 Incentive Stock Option Plan are identical to our 1999 Stock Option Plan in all respects, save that the amount of shares authorized and reserved for issuance under the 2000 Stock Option Plan is 500,000 shares. As of the date of this prospectus 421,666 options have been issued under the 2000 Stock Option Plan, of which 264,166 have been exercised and 78,334 options are available to be granted. We have registered the shares subject to issuance under our 2000 Stock Option Plan pursuant to our registration statement on Form S-8 filed with the Securities and Exchange Commission on May 15, 2001.

     2001  Incentive  Stock  Option  Plan

The purposes and description of our 2001 Incentive Stock Option Plan are identical to our 1999 and 2000 Stock Option Plans in all respects, save that the amount of shares authorized and reserved for issuance under the 2001 Stock Option Plan is 1,000,000 shares. As of the date of this prospectus 956,402 options have been issued under the 2001 Stock Option Plan, of which 123,202 have been exercised and 43,598 options are available to be granted. We registered the shares subject to issuance under our 2001 Stock Option Plan pursuant to our registration statement on Form S-8 filed with the Securities and Exchange Commission on May 13, 2002.

     2002  Incentive  Stock  Option  Plan

The purposes and description of our 2002 Incentive Stock Option Plan are identical to our 1999, 2000, and 2001 Stock Option Plans in all respects, save that the amount of shares authorized and reserved for issuance under the 2002 Stock Option Plan is 1,500,000 shares. As of the date of this prospectus 1,230,078 options have been issued under the 2002 Stock Option Plan, of which 72,878 have been exercised and 269,922 options are available to be granted. We registered the shares subject to issuance under our 2002 Stock Option Plan pursuant to our registration statement on Form S-8 filed with the Securities and Exchange Commission on May 13, 2002.

EXPERTS

The consolidated financial statements of Stockgroup at December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent chartered accountants, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL  MATTERS

The validity of the issuance of the common stock offered hereby has been passed upon for us by Faegre & Benson LLP.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and bylaws authorize indemnification of every person who is or was a director of the Company or is or was serving at our request as a director of another corporation of which we are or were a shareholder. The Board of Directors may determine whether or not to indemnify any person who is or was an officer, employee, agent or person working to the benefit of the Company against all costs, charges and expenses actually incurred by that person.

The directors may cause us to purchase and maintain insurance for the benefit of any person who is or may be entitled to indemnification as mentioned above against any expense or liability from which the person is or may be so entitled to be indemnified and may secure such right of indemnification by mortgage or other charge upon all or any part of our real and personal property, and any action taken by the Board will not require approval or confirmation by our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ORGANIZATION  WITHIN  LAST  FIVE  YEARS

As set forth hereinabove, we have an employment agreement with our President, Leslie A. Landes. This agreement was signed on August 4, 1998, and has a term of 5 years. Under the agreement Mr. Landes is scheduled to receive a minimum compensation of CDN$150,000 per annum, however, he has consented to receive only CDN$135,000 per annum until further notice, with no provision for a retroactive increase back to CDN$150,000. The agreement may be terminated by Mr. Landes or us on 30 days notice, and if early termination is initiated by Stockgroup, Mr. Landes is to receive a severance payment equal to 12 months compensation.

Other than for the Company's employment with Mr. Landes, and other than the employment salary which is presently payable by the Company to Mr. New, there are no other transactions or proposed transactions during the last two years to which we were a party, in which any director, executive officer or a family member of any director or executive officer had or is to have a direct or indirect material interest exceeding $60,000.

DESCRIPTION  OF  BUSINESS

GENERAL

Stockgroup is a financial media and technology company. Our revenue streams for 2002 can be categorized into two broad areas:

-    Financial  Software  and  Content  Systems,
-    Public  Company  Disclosure  &  Awareness  Products

See "Products and services" below for a full description of these two revenue streams. The clients for Financial Content and Software Applications are primarily enterprise companies from many different markets, such as media, banks and credit unions, stock brokerages, insurance and others. Public Company

Disclosure & Awareness Products are awareness and disclosure products that are purchased, as the name implies, by public companies in all industries.

     Corporate  Background

We are a United States publicly traded company incorporated in 1995 and registered in Colorado. Our head office is in Vancouver, British Columbia, Canada.

We operated from 1995 to 1997 as a profitable financial Internet technology and media company that offered proprietary financial news and tools to investors and companies.

We used our experience and the funds from a public offering in spring of 1999 to provide the foundation for the development and initial marketing of our products. In October 1999 we launched Smallcapcenter.com. At that time it was widely believed that a subscription/advertising model centering around Smallcapcenter was viable. While parts of this business model did not prove to be profitable, the exercise of building Smallcapcenter and its related investment tools gave us a strong foundation of skills and a suite of products to sell commercially. Smallcapcenter is still a high-traffic and well-maintained portal for the investment community, and its drawing power is a key driver to many of our investor awareness products. It also serves as an excellent development and testing ground for new financial software tools being developed by the Company on a day-to-day basis.

From late 1999 to early 2001 we were hired to create several large enterprise Web sites for different clients on a contract basis. These were large contracts, and added a significant amount of revenue to the Company, but they also added instability in our cost structure. In early 2001 it was decided that this E-Business Solutions division would be de-emphasized in favor of other areas with more profit potential, namely Financial Content and Software Applications and Public Company Disclosure and Awareness Products (as described in the "Products and services" section below).

From 2000 to 2001 we expanded our awareness and disclosure product line to include Sector Supplements and automated investor relations Web page tools such as the IntegratIR. We already had a large public company customer base, so the transition into this area was a natural extension of our core competencies.

We entered the Financial Content and Software Applications market late in 2000 by licensing our proprietary financial software tools, content and applications to customers that need to offer financial information to their customers or improve their content offering. We had access to a wide array of customers through our internal sales team as well as our reseller channels. Our content and software application model is attractive to customers because it is a comprehensive and cost effective alternative to in-house development.

Early in 2001, as the market for our products and services evolved, it became apparent to us where the most profitable and sustainable areas of the business were. They were Financial Content and Software Applications and Public Company Disclosure and Awareness Products (including IntegratIR and other awareness and disclosure products). Once these were identified, a more streamlined and stable cost structure was introduced and our profitability and cash flow began to improve.

On June 24, 2002, under an agreement with StockHouse Media Corporation, we acquired the Web site assets, software and systems to run the Stockhouse websites. We issued 2,080,000 common shares and we control and manage the operations of the assets and receive the net revenue to our account. Due to certain provisions in the agreement, we have the option of acquiring the remaining 35% of the assets for between 920,000 and 1,120,000 common shares of the Company based on a revenue/profit formula. The transaction was completed with an arms length party, although one of the principals of Stockhouse Media Corporation has since become a director of the Company.

Prior to that agreement StockHouse Media Corporation spent approximately C$35 million on its technology, brand and business development, ultimately becoming established as one of the leading online financial communities.

That  transaction  provided  several  key  benefits  to  us  including:

- Augmenting the strength of the Company by integrating the technology and products into our existing infrastructure;
- The deepening and strengthening of our technology, through incorporating StockHouse Media Corporation's applications and capabilities, expanding the Company's product offering and enhancing our ability to deliver products to our customers;
- The immediate addition of the StockHouse Media Corporation revenue stream and customer base; and
- The integration of resources of the two companies, lowering overall cost of delivery, strengthening brand and adding value to the more than 450,000 registered subscribers and over 50 million monthly page views of StockHouse.com and Smallcapcenter.com.

On July 23, 2002 we became a reporting issuer in Canada and on December 17, 2002, we were listed and began trading on the TSX Venture Exchange in Canada.

     Products  and  services

Our understanding of Internet based financial technology and media has enabled us to leverage our products and services to enter new markets and secure new clients. Using a common integrated technology platform, we have developed two main revenue sources: Financial Content and Software Applications and Public Company Disclosure & Awareness Products and Advertising.

     Financial  Software  and  Contents  Systems

We have developed proprietary financial applications and tools we license to clients. The clients for Financial Content and Software Applications are from many different markets, such as news media, banks and credit unions, stock brokerages, leasing, insurance and others. We provide the tools on a private-labeled basis, and they are typically sold in licencing contracts of 12 months or more. These long-term contracts generate stable, recurring revenue streams.

Many of the tools are data-feed driven. We either feed data from our own aggregated databases or from third parties. The advantage of using the Stockgroup tools is that the customer is able to receive data and information from a variety of different feeds all from point of contact and at a fraction of the cost of purchasing all feeds individually. Also, in most cases we add value by customizing, filtering and sorting data in the configuration the customer wants. We are able to use our economies of scale and automation to give a product that is efficiently delivered and customized, and at a substantial costs savings to having the customer build and manage it internally.

Examples of some of the providers of third-party data feeds include Marketguide, Comtex, Multex and North American Quotations.

We distribute financial tools through content and application syndicates, such as Yellowbrix, through channel resellers such as The Associated Press, The Canadian Press, Comtex News Network, Clarinet Communications and through our own sales team. These financial tools, applications and content systems cover the entire North American market including mutual funds, commodities and equities.

We bring in market feeds through satellite, File Transfer Protocol (FTP), Extensible Markup Language (XML) and other delivery formats. We have built and maintain our proprietary middleware solution that aggregates the multiple feeds, translates and builds a common database infrastructure. Our system then cleans, filters and maintains the data in a common database structure. A sophisticated server cluster and security system backs this content/data management system. The data is then streamed to our proprietary software applications.

The following are just a few of our over 25 Financial Content and Software Applications products:

-    Real-time  stock  quotes  on  major  U.S.  exchanges;
-    North  American  20-minute  delayed  stock  quotes  and  indices;
- Portfolio management, live portfolio updates and wireless portfolio updates;
-    Most  active  stock  updates;
-    Stock  watch  lists;
-    Company  fundamentals,  SEC/SEDAR  filings;
-    Daily  stock  market  winners/losers,  most  actives;
- Company profiles, stock screening (investment data) and technical stock analysis; and
-    Employee  stock  option  calculations.

The Financial Content and Software Applications is delivered to customers in four different formats:

- On an Application Service Provider (ASP) basis where the content and software is hosted by Stockgroup and private labeled to the customers
     Internet  or  Intranet  site;
- Through our proprietary software objects residing on the customers' servers which use a proprietary Application Protocol Interface (API) to retrieve data from our servers;
- Through secured Extensible Markup Language (XML) channel; or Through different wireless devices and modes including handheld devices, Short Message Service (SMS) paging and Wireless Application Protocol (WAP) portals which have been built and maintained by us.

     Public  Company  Disclosure  and  Awareness  Products

We have developed and own a large array of Public Company Disclosure and Awareness products. These products are used by clients to either (a) manage their investor relations and shareholder communications through their Web site,
(b) generate awareness for their company and their stock, (c) improve their public disclosure compliance or (d) advertise their products and services.

Products and services offered by this revenue stream include the IntegratIR software system, Investor Marketplace, E-Mail News Blasts, Sector Supplements, Stockhouse @ The Bell sponsorship, Smallcap Express sponsorship, Web site advertising, monthly investor marketing bundles, custom Web site development and other online investor marketing products.

Public companies are increasingly outsourcing these activities because they lack the internal skills and resources or because it is more effective and cost efficient than in-house development and maintenance. We offer a 'one-stop shopping' package for corporate clients and provide everything from news release tracking and postings to quarterly streaming conference calls. Our understanding of this market segment and focus has resulted in a highly specialized bundle of products including: private label quotes, charts and database tools for building relationships with shareholders and traffic reports to track investor usage of Web sites and inquiries.

Our IntegratIR system represents a whole new way to manage shareholder communications and reach new investors. The IntegratIR is an investor relations Web page and email management system that functions as a software application - giving the Investor Relations Officer and Chief Financial Officer desktop control over the investor relations portion of their Web site. In addition to standard features, such as dynamic quotes and charts, the IntegratIR provides powerful new tools that automate the client's online disclosure activities including publishing their press releases, publishing of regulatory filings and distributing information requested by shareholders, all on a real-time, automated basis.

Other  awareness  products  for  public  companies  include  the  following:

Investor Marketplace (IMP), a Web page which is actively marketed through advertising to draw readers, where companies can be featured online to prospective investors. Being featured on the IMP enables customers to get their name, profile and internet link in front of a large investor audience that they may not otherwise be able to attain.

Stockhouse News Blasts, Special Situation Alerts, and NewsHotlines, which are targeted e-mail marketing tools used to disseminate news releases to an exclusive list of up to 450,000 opt-in investors.

Sector Supplements, which are a spotlight feature on a certain industry sector, such as energy, mining, biotech or technology, are an effective exposure tool for companies. In a Sector Supplement investors are drawn to a Web site that features up to 12 companies and contains industry-specific news and information. Investors who visit this Web site can view each of the featured companies' profiles, request information or link directly to the client's own Web site.

Sponsorship of the Stockhouse @ The Bell/Smallcap Express daily market recap mailings that goes to a large audience of e-mail readers who have signed up to receive it through Stockhouse.com and Smallcapcenter.com. A client who sponsors Stockgroup @ The Bell/Smallcap Express gets an advertising banner at the top of each flight. This can be an effective way for the client to get their name in front of a large number of investors.

Advertising, which is shown in various positions on Stockhouse.com and Smallcapcenter.com on a prescribed rotation, is another way for clients to get the attention of a targeted investor audience. Potential investors who see the advertisement can 'click through' the ad to get to a jump page which can include the client's own description of their company or product.

The StockHouse network (StockHouse.com/.ca/.com.au) offers content aggregation from hundreds of sources, a comprehensive equities database and the Internet's first syndicated message forums, the BullBoards(TM). The three Web sites attract investors in a number of global markets, including the USA, Canada and Australia.

EMPLOYEES

As of the date of this prospectus we employed 30 people on a full-time basis and 3 people on a part-time basis. After seeing wide fluctuations in the number of employees between 1999 and 2001, the number of employees has remained relatively stable since the middle of 2001. An exception was a three month period after we acquired the StockHouse Web site when we needed extra staff for the transition. This stability has been an important part of our improved cost structure.

None of our employees are subject to collective bargaining agreements. We have never had a work stoppage. We believe relations with employees are good.

REGULATORY  ISSUES
We are not subject to governmental regulation in our Internet publishing efforts other than local state and municipal sales tax licenses.

A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain how existing laws will be applied by the judiciary to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase the cost of doing business or otherwise have a material adverse effect on the Company's business, results of operations and financial condition.

SUBSIDIARIES

Stockgroup owns 100% of the issued and outstanding voting common shares of 579818 B.C. Ltd., which wholly owns Stockgroup Media Inc., a British Columbia corporation, and owns 50% of Stockscores Analytics Corp., a British Columbia corporation. In addition, Stockgroup wholly owns Stockgroup Systems Ltd., a Nevada Corporation, and Stockgroup Australia Pty Ltd, an Australia Corporation.

RESEARCH  AND  DEVELOPMENT

During 2001 and 2002 we invested approximately $241,392 and $78,792, respectively, on research and development related to new products and services.

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

The following discussion of the financial condition and results of operations of Stockgroup should be read in conjunction with the unaudited financial statements for the quarters ended March 31, 2003 and 2002 and the audited financial statements for the years ended December 31, 2002 and 2001 and the notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

RESULTS  OF  OPERATIONS  -  THREE MONTHS ENDED MARCH 31, 2003 AND MARCH 31, 2002

The results of the first three months of 2003 are a product of our continued focus on improving the balance sheet and obtaining high quality sales customers and partners for our Financial Software and Content Systems. We continued to acquire additional twelve and twenty-four month customers for our Financial Software and Content Systems, which will continue to grow our recurring revenue stream.

Overall sales are up from the first three months of 2002. We continue to adapt to the downturn in the Stock Markets.

                                                       Revenue and Gross Profits
--------------------------------------------------------------------------------
Total revenues in the first three months of 2003 were $0.602 million compared to $0.442 million in the first three months 2002, an increase of $0.16 million, or 36%. Our Public Company Disclosure and Awareness Products revenue was $0.385 million compared to $0.285 million in the first three months 2002, a decrease of $0.100 million or 35%. Financial Software and Content Systems revenue was
$0.216 million compared to $0.157 million in the first three months 2002, an increase of $0.059 million or 38%.

Gross profits in the first three months of 2003 were $0.444 million compared to $0.277 million in the first three months 2002, a increase of $0.166 million, or 60%. Gross profit as a percentage of sales was 74% and 61% for the three-months periods ended March 31, 2003 and 2002 respectively.

We are continuing to provide innovative products in our Public Company Disclosure and Awareness Products line, and the IntegrateIR sales remain strong, delivering high value to customers. Historically, many of our Public Company Disclosure and Awareness Products customers have come from the technology sector, and the slowdown in this sector has caused considerable attrition. As well, part of the product line has been affected adversely as public companies reduced or eliminated spending on their awareness products. However, we continue to sign new agreements for our disclosure products with major corporations. We have been diversifying our target market for some time in order to be less dependent on any one sector. We feel that this area of the business will rebound fully when the financial markets begin to recover from their current slowdown.

Financial Software and Content Systems continues to be a strong contributor to our overall revenue and gross profits. Our process has matured over the past year, and we are able to efficiently deliver high quality services to customers for a fraction of the cost to customers of having it done internally. We have established relationships with major sales channels, media networks, and financial companies, and have already seen significant results. Financial Software and Content Systems revenue was up this three month period 38% over the same period a year ago, and down 0.6% quarter over quarter from the fourth quarter 2002. All of this revenue is contractual, typically in 24-month terms, so we have a solid base of revenue in this area to grow from.

                                                              Operating Expenses
--------------------------------------------------------------------------------
Total operating expenses in the first three months of 2003 were $0.696 million compared to $0.474 million in the same three months last year, a increase of $0.222 million or 47%. This increase was a result of the additional payroll, amortization and foreign exchange costs for 2003. We have stabilized our operating expenses at a level which will enable us to grow our sales efficiently, thereby generating the greatest return on investment.

Sales and Marketing expenses were $0.158 million in the first three months of 2003 compared to $0.092 million in the first three months 2002, a increase of $0.066 million, or 72%. This area of the expenses increased but should remain relatively flat for the near future.

Product Development expenses in the first three months of 2003 were $0.007 million compared to $0.018 million in the first three months 2002, a decrease of $0.011 million, or 60%. As our business has matured, product development has naturally taken a lesser role. Our staff is more experienced, and our processes for developing new products are streamlined so that overall development costs are minimized.

General and Administrative expenses in the first three months of 2003 were $0.530 million compared to $0.363 million in the first three months 2002, a increase of $0.167 million, or 46%. The most notable increases have been in payroll, which is our largest expense category. We have also had increases in amortization due to the acquisition of the Stockhouse website.


                                         Other Income (Expense) and Income Taxes
--------------------------------------------------------------------------------
Interest expense in the first three months of 2003 was $0.216 million compared to $0.184 million in the first three months 2002, a increase of $0.032 million, or 17%. Of the amount for the first three months of 2003, $0.013 million is cash interest, either already paid or payable after the quarter end. The remaining interest is non-cash interest arising out of the conversion of the 8% convertible notes and the amortization of the debt discount on the 8% convertible notes.

Income taxes were nil in both the first three months 2003 and the same three months 2002. Due to our net loss position, we did not accrue tax in the first three months of 2003. As at the most recent year end, Stockgroup had tax loss carry forwards of $5.324 million in Canada which expire in 2006, 2007, and 2008, and tax loss carry forwards of $3.144 million in the U.S. which expire in 2019, 2020, 2021, and 2022.


                                                                      Net Income
--------------------------------------------------------------------------------

The net loss for the first three months of 2003 was $0.468 million compared to a gain of $0.657 million in the first three months 2002, a decrease of $1.125 million or 171%.


RESULTS OF OPERATIONS - FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001

We are in a business in which sales are strongly influenced by public interest in the North American stock markets. Nearly all aspects of our business, including financial tools, investor marketing and Stockhouse advertising are affected by ups and downs of the markets.

The results for the year 2002 were mixed, as we made a number of significant improvements during the year, but revenue was down from 2001, primarily due to the discontinuation of our E-Business consulting. In our first quarter we improved our balance sheet by restructuring and converting a portion of our convertible debt, and in the process decreased our net loss dramatically through a gain of $1.089 million. In our second quarter we acquired a valuable Web site asset, software and technology by acquiring a majority interest in certain assets of Stockhouse Media Inc. without expending any cash. We expect the Stockhouse Media Inc. assets will yield positive returns in 2003. In the fourth quarter we raised $0.490 million net in a private placement which improved our balance sheet, and we were accepted for listing on the TSX Venture Exchange in Canada. We emerged from 2002 stronger and more experienced, with a strong management team in place.

                                                       Revenue and gross profits
--------------------------------------------------------------------------------
Total revenues for 2002 were $1.965 million compared to $2.857 million in 2001, a decrease of $0.893 million or 31%. The drop in revenue was primarily the result of the discontinuation of our E-Business consulting.

Our revenue from Public Company Disclosure and Awareness Products decreased compared to last year, from $1.643 million in 2001 to $1.209 in 2002, a decrease of $0.434 million or 26%. Much of this decrease was attributed to the decrease in public company corporate communications spending caused by the continued downturn in financial markets. Nevertheless, we continued to direct a significant portion of our sales efforts in this area because we feel that, strategically, this business will be profitable for us in the future.

Financial Software and Content Systems revenue increased from $0.580 million in 2001 to $0.756 million in 2002, an increase of 30%, which was a result of a gradual buildup of recurring monthly fees. The revenue from Financial Software and Content represented 38% of our total sales in 2002, an increase over the 20% of sales it represented in 2001. This is a growing source of revenue that is expected to continue increasing. We continue to acquire high quality clients, both through new relationship building and referrals from existing clients.

E-Business revenue was nil in 2002, compared to $0.634 million in 2001. The decision was made in 2001 to focus on our scalable recurring product lines in place of consulting revenue.

Gross profits in 2002 were $1.258 million compared to $1.812 million in 2001, a decrease of $0.554 million or 30%. Gross profit margin percentage increased slightly from 63% to 64%. Direct costs include direct payroll, bandwidth, data feeds and job-specific advertising purchases.

                                                              Operating expenses
--------------------------------------------------------------------------------
Total operating expenses for 2002 were $2.266 million compared to $2.485 million in 2001, a decrease of $0.219 million or 9%. Most of the decrease in costs was in product development, which dropped off significantly due to the fact that most of our products were in place by the beginning of the year.

Sales and Marketing expenses were $0.475 million compared to $0.467 million in 2001, an increase of $0.008 million or 2%.

Product Development expenses in 2002 were $0.079 million compared to $0.241 million in 2001, a decrease of $0.163 million or 67%. Our products were fully developed by the end of 2001, and our strategy for 2002 was to only develop new products if there was a known demand or request for them. This led to a sharp decrease in product development costs.

General and Administrative expenses in 2002 were $1.712 million compared to $1.777 million in 2001, a decrease of $0.065 million or 4%. Payroll is our largest cost item in this category. Our payroll costs remained relatively stable throughout the year, with only moderate increases and a three-month period after we acquired the Stockhouse Web site when our employee base temporarily increased by about 10 people. In 2001, for comparison, we had higher payroll at the beginning of the year than at the end, so overall the payrolls were similar in both years. Our emphasis in all other cost areas for both 2002 and 2001 has been toward cost reduction, with measured expansion in conjunction with expanded sales only.

Operating losses were $1.008 million and $0.673 million for 2002 and 2001 respectively. The increase of operating loss year over year was due mainly to the decrease in total sales.

                                         Other income (expense) and income taxes
--------------------------------------------------------------------------------
Interest expense in 2002 was $0.320 million compared to $0.596 million in 2001, a decrease of $0.276 million or 46%. Interest on our 8% convertible notes was $0.120 million in 2002, compared to $0.193 million in 2001, a decrease of $0.073 million caused by lower principal balances in 2002 and put premiums being avoided in 2002 due to the restructuring of the notes that took place on February 6, 2002. Interest on our 3% convertible debentures was $0.160 million in 2002, compared to $0.375 million in 2001, a decrease of $0.215 million caused by the conversion of the full amount of principal in March 2002. Other interest was $0.040 million in 2002, compared to $0.028 million in 2001, an increase of $0.012 million caused by the addition of a 17% note in July 2002, a 25% note in October 2002 and a new capital lease in June 2002. Of the $0.320 million in interest expense in 2002, $0.040 million was paid in cash. The remaining $0.280 million was a combination of amortized debt discount on the 8% convertible notes and deemed interest expense on the induced conversion of the 3% convertible debentures.

The gain on warrants liability of $0.055 million results from the restructuring of the warrants from the 3% convertible debentures, as described in Note 10 of the financial statements.

The gain of $1.089 million is the result of the restructuring of our 8% convertible notes in February 2002, and is further described in Note 7 of our financial statements.

Other expense in 2002 was $0.013 million, which consists of net losses on market value of short term marketable securities.

Due  to  our  net  loss  position  we  did not incur income tax in 2002 or 2001.

                                                                      Net income
--------------------------------------------------------------------------------
The net loss for 2002 was $0.307 million compared to $0.542 million in 2001, a decrease in losses of $0.235 million or 43%. This reduction in net loss was due to the gain of $1.089 million, which offset the increase in ordinary net loss of $0.326 million.

CRITICAL  ACCOUNTING  POLICIES

Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting policies generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We believe the following critical accounting policies affect significant judgments, estimates and assumptions used in the preparation of the consolidated financial statements.

     Revenue

Financial  Software  and  Content  Systems  and  Public  Company  Disclosure and
Awareness Products revenues are recognized as services are rendered based on contractual terms such as usage, fixed fee or other pricing models. Financial Software and Content Systems are sold in monthly service agreements, typically 12 or 24 months in length. Public Company Disclosure and Awareness Products are sold in either one-off or 12-month contract arrangements. Revenue is recognized only if a contractual arrangement is in place, no significant obligations remain and collection of the resulting receivable is probable. Start-up fee revenues, charges for implementation and initial integration support of our products are recognized over the initial term of the contract pursuant to the SEC Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements. Amounts received in advance are deferred and recognized over the service period.

     Property  and  equipment

We evaluate, on a periodic basis, our property and equipment, to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. We base our evaluation on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, we then use an estimate of the undiscounted value of expected future operating cash flows to determine whether the asset is recoverable and measure the amount of any impairment as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

Amortization of property and equipment is on a straight-line basis over the asset's estimated useful life.

     Contingencies

From time to time we are subject to proceedings, lawsuits and other claims related to labor and other matters. We are required to assess the likelihood of any adverse judgments or outcomes to these contingencies as well as potential ranges of probable losses and establish reserves accordingly. We use professional judgement, legal advice and estimates in the assessment of outcomes of contingencies. The amounts of reserve required, if any, may change in future periods due to new developments in each matter or changes in approach to a matter such as a change in settlement strategy.

LIQUIDITY  AND  CAPITAL  RESOURCES

We ended the first quarter of 2003 with cash and cash equivalents of $178,076 a decrease of $361,894 from Dec 31, 2002. This compares with a net cash decrease of $110,324 in Q2 2002, $74,935 in Q3 2002 and a net cash increase of $468,598 in Q4 2002. Although we expect to generate positive cash flow from operations, we are pursuing financing to improve our working capital position and to grow the business to the greatest possible extent.

Our cash used in operations for the first three months of 2003 was $329,545. We repaid $20,000 of our convertible notes, and $47,000 in notes payable. Other uses of cash were repayment of capital lease, totaling $43,398. Sources of cash included $84,495 for proceeds from exercise of warrants and stock options.

You should be cautioned that there can be no assurance that revenue, margins, and profitability will increase. In addition, we have $209,610 of notes payable and $78,129 of capital lease obligations due within the next 12 months. We will need to seek additional capital. There can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet long-term requirements. If we are unable to generate the required amount of additional capital, our ability to continue as a going concern is in substantial doubt.

CORPORATE  DEVELOPMENTS  DURING  THE  YEAR

A  synopsis  of  corporate  highlights  for  2002  is  as  follows.

On February 6, 2002, we restructured the 8% convertible notes with Deephaven Private Placement Trading Ltd. and Amro International, S.A. Under the restructuring the interest rate and prepayment penalties were reduced to zero, accrued interest has been waived, the conversion price is fixed at $0.50 and a total of up to $300,000 cash is required to be paid to the noteholders over 10 quarterly installments starting June 30, 2002. The new notes have a two-year term with renewal provisions for another two years. We filed a form 8-K on February 20, 2002 which fully described the restructured notes.

On February 11, 2002, we announced an agreement with Freedom Communications, a large private media company with publications and websites throughout the U.S., to provide our Financial Software and Content Systems to its websites.

On February 21, 2002, we announced the signing of a market exclusive agreement with The Canadian Press, Canada's national news agency, to resell our financial content management and software system in Canada.

On March 15, 2002, we and the remaining noteholders from the January 19, 2001 3% convertible debenture reached an agreement whereby they would convert the $0.2M balance of the debt into common shares at $0.50 per share. The exercise price of the Series 3A warrants has been reduced from $1.00 to $0.25. The exercise price of the Series 3B warrants has been reduced from $2.00 to $0.50. The expiry date for both the Series 3A and 3B warrants has been extended to July 31, 2005.

On March 19, 2002, we signed a licensing agreement with Credential Group for financial software tools and content. Credential Group is partnered with more than 450 credit unions across Canada. We will provide Credential Group with mutual fund information, stock quotes, interactive charts, indexes and other financial information.

On March 25, 2002, we completed a $0.410M financing with 22 unaffiliated investors. The funding included 2,000,000 units consisting of one common share and one warrant each, at a price of $0.20 per unit, plus 51,000 common shares at a price of $0.20 per share. The warrants have an exercise price of $0.25 and an expiry date of March 31, 2003. The full details of this financing, including all relevant documents, were filed in a Form 8-K on March 26, 2002 and can be viewed therein.

On May 30, 2002, we announced that Profit Magazine had recognized the Company's Canadian subsidiary as one of Canada's fastest growing companies. The 2001 Profit 100 list awards companies based on their five-year revenue growth.

On  June  24,  2002, we acquired certain of the assets of StockHouse Media Corp.
We purchased the StockHouse assets, including its financial communities, StockHouse.com, StockHouse.ca and StockHouse.au, its software applications and its infrastructure, with an initial 65% ownership interest for 2,080,000 shares of unregistered common stock of Stockgroup and with an additional option to acquire the remaining 35% interest based on a formula for between 920,000 and 1,120,000 shares. We filed a form 8-K on July 11, 2002 which fully describes the agreement.

On September 25, 2002, we retained an independent investment dealer, Canaccord Capital Corporation, to act as sponsor for the inter-listing of our shares on the TSX Venture Exchange.

On October 1, 2002, we announced that Intrawest will license our IntegratIR Software System. Our IntegratIR tool allows Intrawest complete control of the individual elements of their IR site and enables Intrawest to quickly update and change their site anytime from anywhere they have internet access.

On October 8, 2002, we announced a licensing agreement with National Bank Financial to build a customized solution to provide online market data to their clients. National Bank Financial is one of the leading securities dealers in Canada.

On December 17, 2002, we were accepted for listing in Canada on the TSX Venture Exchange.

On December 31, 2002, we closed a private equity placement of 3,403,750 units, each unit consisting of one share and one warrant, to a group of unaffiliated investors, for gross proceeds of $544,600.

CORPORATE  DEVELOPMENTS  SINCE  YEAR  END
On January 22, 2003, we reached an agreement with AP Digital, a division of The Associated Press that distributes news and information to interactive applications, to market and resell our market information and financial content management and software system to AP's worldwide network of members and customers.

On January 26, 2003, we announced a licensing agreement with Global Securities Information Inc. (GSI) to provide GSI's clients with financial information powered by the software tools and content in our proprietary Financial Content Management System. Global Securities Information Inc. is an award-winning specialty provider of public-record business transaction information to law and accounting firms, investment banks, corporations and the business press.

On January 31, 2003, we announced that Amro International had converted its remaining balance of $0.4 million of its convertible debenture. The debt was converted into stock at US$0.32 per share as part of a negotiation between Amro and Stockgroup to eliminate Amro's debt. Our outstanding long-term debt has been reduced from $1.7 million to $1.3 million.

On February 5, 2003, we announced an agreement with UnionBanCal Corporation's primary subsidiary, Union Bank of California, N.A., pursuant to which Union Bank will license our cutting-edge XML suite of financial content and software applications. We will customize a scrolling ticker and provide secure XML-based quotes, charts and other banking-specific financial content for Union Bank's customers and internal applications.

On February 18, 2003, we announced that our popular StockHouse financial Web portals, StockHouse.com and StockHouse.ca had recorded over 6 million postings within their BullBoards(TM) message forums.

On March 18, 2003, we launched a financial resource portal for one of Canada's leading securities dealers, National Bank Financial. National Bank Financial's newly launched customized financial solution will provide online market data products for their clients. The complete suite of market data tools will benefit their clients by providing them with market data research tools such as Stock Screeners, Mutual Fund Screeners, Technical stock analysis, Market Indices, Stock Charts, Stock Watch Lists, Portfolio Managers, Market Movers, Scrolling Tickers and much more.

On April 11, 2003, we announced a C$2.0MM short form financing. First Associates Investments Inc. will act as our Agent and has signed an agency agreement for the underwriting of a C$2.0MM best efforts offering. Each unit will consist of one share and one share purchase warrant and the unit has been priced at C$0.37. Two warrants entitle the investor to purchase one additional common share at a price of C$0.75 for 12 months.

On April 15, 2003, Stockgroup and one of its resellers, AP digital, a division of the Associated Press, signed a licensing agreement with Netster.com. As a result of the agreement Netster.com, one of the fastest growing search engines on the Web, will use AP Financial Tools, a suite of news, market data and financial applications powered by Stockgroup's Financial Content Software System and provided by AP Digital. Netster.com is now able to offer its audience these turnkey solutions that present and manage quotes, charts, user portfolios, technical analysis, watch lists and more, through its portal site www.netster.com.

On April 30, 2003, we announced that we will provide Richard Ivey School of Business financial market content, data and applications for the use of faculty, students and alumni as a gift to the school. Ivey's students, faculty and alumni will be able to access a suite of news, market data, financial applications and turnkey solutions that present and manage quotes, charts, user portfolios, technical analysis, watch lists and much more, powered by Stockgroup's Financial Content Software System for at least the next five years.

On May 23, 2003, we announced that Deephaven converted the entire remaining balance of its convertible notes into common shares. The principal balance of $1.2MM was converted at a negotiated conversion price of $0.28 into 4.4MM common shares. This conversion removes all the convertible debt from our balance sheet.

DESCRIPTION  OF  PROPERTY

INTELLECTUAL  PROPERTY,  PROPRIETARY  RIGHTS  AND  DOMAIN  NAMES

We protect our intellectual property through a combination of trademark and copyright law, trade secret protection and confidentiality agreements with its employees, customers, independent contractors and strategic partners. We pursue the registration of our domain names, trademarks and service marks in the United States and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services and products are made available on-line. We create a majority of our own content and obtain rights to use the balance of our content from third parties. It is possible that we could become subject to infringement actions based upon the content obtained from these third parties. In addition, others may use this content and we may be subject to claims from its licensors. We currently have no patents or patents pending and do not anticipate that patents will become a significant part of our intellectual property in the future. We enter into confidentiality agreements with our employees and independent consultants and have instituted procedures to control access to and distribution of our technology, documentation and other proprietary information and the proprietary information of others from whom we license content. The steps we take to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks, service marks and similar proprietary rights. In addition, other parties may assert claims of infringement of intellectual property or alter proprietary rights against us. The legal status of intellectual property on the Internet is currently subject to various uncertainties as legal precedents have not been set and are still to be determined in many areas of internet law.

LEASEHOLD

Our corporate offices are composed of one floor of leased space located in the center of Vancouver's business community. We also hold a lease in New York and rent an office in Toronto on a month to month basis. Our facilities are fully used for current operations, with the exception of the New York facility, which is currently being subleased to a tenant.

     City          Monthly  Payment     Lease  Term     Expiry  Date
--------------------------------------------------------------------
Vancouver           C$     23,647        7  years       June  2006
New  York           $       8,449        7  years       August  2006
New York sublease   $      (8,449)       3  years       April  2004
Toronto             C$      2,400        N/A            N/A

EQUIPMENT

We have made a significant investment in servers and computer equipment required for our Web site and have dedicated staff assigned to maintenance and support of these operations.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

There have not been any material transactions with related parties in the past two years.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

Our common stock has been quoted for trading on the OTC Bulletin Board since March 17, 1999, and on the TSX Venture Exchange since December 17, 2002. Accordingly, there has been a limited public market for our common stock. The following table sets forth high and low bid prices for our common stock on the OTC Bulletin Board for the quarterly periods ending March 31, 2001 through to March 31, 2003,. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

     Quarter  Ending:              High             Low          Volume
-------------------------------------------------------------------------
March  31,  2001               $     1.000     $     0.375     1,005,700
June  30,  2001                $     0.650     $     0.280     2,840,800
September  30,  2001           $     0.390     $     0.090     1,105,300
December  31,  2001            $     0.200     $     0.115     1,977,800
March  31,  2002               $     0.400     $     0.140     5,509,300
June  30,  2002                $     0.260     $     0.147     2,734,400
September  30,  2002           $     0.200     $     0.125     1,785,900
December  31,  2002            $     0.270     $     0.140     6,072,100
March  31,  2003               $     0.380     $     0.205     4,858,400
April 30, 2003 (one  month)    $     0.310     $     0.219     1,606,400
-------------------------------------------------------------------------

     Holders

As of the date of this prospectus we had 94 registered shareholders owning 25,675,571 shares of our common stock.

     Dividends

We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future.

We have authorized and reserved, as of the date of this prospectus, an aggregate of 8,269,771 shares of our common stock for issuance upon the exercise of outstanding warrants and upon the exercise of non-qualified stock options.

EXECUTIVE  COMPENSATION
The following summary compensation table reflects all compensation awarded to, earned by, or paid to the Chief Executive Officer and the President of the Company for all services rendered to us in all capacities during each of the years ended December 31, 2001 and 2002. None of the other executive officers received salary and bonus exceeding $100,000 during those years.

     Summary  Compensation  Table
                                                                                  Securities     All Other
                                                                     Salary       Underlying    Compensation
Name and Principal Position                      Year                  $          Options (#)         $
-------------------------------------------------------------------------------------------------------------
Marcus A. New
Chief Executive Officer,. . . . . . . . . .      2001           $     97,194       100,000           $0
Chairman and Director . . . . . . . . . . .      2002           $     93,441       375,000           $0
-------------------------------------------------------------------------------------------------------------
Leslie A. Landes. . . . . . . . . . . . . .      2001           $     97,194       533,200           $0
President and . . . . . . . . . . . . . . .      2002           $     93,441      (233,200)          $0
Chief Operating Officer
=============================================================================================================

     Option  Grants  In  the  Last  Fiscal  Year  To  Named  Executive  Officers

Name               Securities      % Of Net     Exercise   Expiration
                   Underlying      Options       Price        Date
                    Options       Granted to       $
                    Granted       Employees
                     (1)(2)       In Year (3)
----------------------------------------------------------------------
Marcus A. New. . .  400,000         40.3%         0.22      04-Mar-08
Marcus A. New. . .  300,000         30.2%         0.17      12-May-08
Marcus A. New. . . (325,000)      (32.7%)         2.50      cancelled
Leslie A. Landes . (533,200)      (53.7%)         0.94      cancelled
Leslie A. Landes .  300,000         30.2%         0.15      20-Oct-08
----------------------------------------------------------------------

(1) All of the above options are subject to the terms of our Stock Option Plan and are exercisable only as they vest. The options have a term of six years from date of grant.
(2) All options were granted at an exercise price equal to or greater than the fair market value of our common stock on the date of grant.
(3) The denominator is total options granted less total options forfeited during the year.

No bonuses were paid to named executive officers in any of the above years. No Restricted Stock Awards (RSAs), Stock Appreciation Rights (SARs) or Long Term Incentive Plans (LTIPs) were awarded to named executive officers in any of the above years.

AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table summarizes the option holdings of the named executive officers as at December 31, 2002:


                                                 Number of Shares         Value of Unexercised
                                                    Uunderlying              In-the-Money
                                                  Unexercised Options         Options at
                                                 At December 31, 2002      December 31, 2002
----------------------------------------------------------------------------------------------
                        Shares
                        acquired         Value      Exer-     Unexer-     Exer-      Unexer-
Name                    on Exercise     Realized    cisable   cisable     cisable    cisable
----------------------------------------------------------------------------------------------
MARCUS A. NEW . . . . .           0     $       0   800,000          0    $ 49,000   $    0
Leslie A. Landes. . . .     105,000     $   1,050   726,560    106,640    $ 42,797   $3,199
==============================================================================================

     Directors'  compensation

Stockgroup compensates its outside directors by issuing options to acquire shares of common stock which fully vest after one year of service on the Board of Directors. David N. Caddey and Lee de Boer were each granted 50,000 such options on August 10, 2001 that have an exercise price of $0.22 per share and fully vested on August 10, 2002. On October 22, 2002, Mr. Caddey and Mr. De Boer were each granted a further 50,000 options with an exercise price of $0.15 fully vesting immediately. Craig Faulkner was also granted 50,000 options on October 22, 2002 with an exercise price of $0.15 fully vesting immediately, as director compensation.

FINANCIAL  STATEMENTS


                         Stockgroup Information Systems Inc.
                             CONSOLIDATED BALANCE SHEETS
                       (UNAUDITED - Expressed in U.S. Dollars)

             [See Note 1 - Nature of Business and Basis of Presentation]

                                                            March 31,     December 31,
                                                              2003            2002
                                                          ------------   --------------
ASSETS
  CURRENT
    Cash and cash equivalents. . . . . . . . . . . . . .  $    178,076   $      539,970
    Marketable securities. . . . . . . . . . . . . . . .         1,691            1,198
    Accounts receivable [net of allowances for doubtful
      accounts of $38,933; December 31, 2002 $40,866]. .       314,461          169,675
  Prepaid expenses                                              87,417          102,118
                                                          ------------   --------------
  TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . .  $    581,645   $      812,961
    Property and equipment, net. . . . . . . . . . . . .  $    550,596   $      638,665
                                                          ------------   --------------
                                                          $  1,132,241   $    1,451,626
                                                          ============   ==============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
  CURRENT
    Accounts payable . . . . . . . . . . . . . . . . . .  $    288,129   $      313,272
    Accrued payroll liabilities. . . . . . . . . . . . .        49,606          109,930
    Deferred revenue . . . . . . . . . . . . . . . . . .       375,974          320,900
    Current portion of capital lease obligation. . . . .        78,129          103,205
    Current portion of notes payable . . . . . . . . . .       209,610           95,371
    Current portion of convertible notes (note 2). . . .        76,660           81,328
                                                          ------------   --------------
  TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . .  $  1,078,107   $    1,024,006
  Capital lease obligation . . . . . . . . . . . . . . .        13,522           31,844
  Notes Payable                                                      -          159,787
  Convertible notes (note 2) . . . . . . . . . . . . . .     1,086,239        1,486,806
                                                          ------------   --------------
TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . .  $  2,177,869   $    2,702,443
                                                          ------------   --------------
COMMITMENTS AND CONTINGENCIES (note 7)

SHAREHOLDERS' EQUITY (DEFICIENCY) (note 5)
  COMMON STOCK, No Par Value
    Authorized shares - 75,000,000
    Issued and outstanding shares - 21,220,571
      at March 31, 2003 [19,552,596 December 31, 2002] .  $  9,876,609   $    9,203,235
  ADDITIONAL PAID-IN CAPITAL . . . . . . . . . . . . . .     2,987,331        2,987,331
  ACCUMULATED DEFICIT. . . . . . . . . . . . . . . . . .   (13,909,568)     (13,441,383)
                                                          ------------   --------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY). . . . . . . . .  $ (1,045,628)      (1,250,817)
                                                          ------------   --------------
                                                          $  1,132,241   $    1,451,626
                                                          ============   ==============



                    The Accompanying Notes Are An Integral Part
                      Of These Unaudited Financial Statements.

                      Stockgroup Information Systems Inc.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (UNAUDITED - Expressed in U.S. Dollars)


                                               Three Months    Three Months
                                                Ended March     Ended March
                                                 31, 2003        31, 2002
                                               -------------    -----------
REVENUE
  Revenues . . . . . . . . . . . . . . . . .  $      601,712   $    442,241
  Cost of revenues . . . . . . . . . . . . .         157,354        164,248
                                               -------------    -----------
  Gross profit . . . . . . . . . . . . . . .  $      444,358   $    277,993

EXPENSES
  Sales and marketing. . . . . . . . . . . .  $      158,774   $     92,060
  Product development. . . . . . . . . . . .           7,451         18,498
  General and administrative . . . . . . . .         530,288        363,540
                                               -------------    -----------
                                              $      696,512   $    474,098
                                               -------------    -----------
LOSS FROM OPERATIONS . . . . . . . . . . . .  $     (252,155)  $   (196,105)

Interest income. . . . . . . . . . . . . . .               -            146
Interest expense . . . . . . . . . . . . . .        (216,502)      (184,359)
Loss on warrants liability . . . . . . . . .               -        (55,000)
Gain on restructuring
  of convertible notes (note 2). . . . . . .               -      1,088,586
Other income . . . . . . . . . . . . . . . .             472          3,951
                                               -------------    -----------
NET LOSS . . . . . . . . . . . . . . . . . .  $     (468,185)  $    657,219
                                               =============    ===========
BASIC AND DILUTED EARNINGS
(LOSS) PER SHARE:
Net income (loss). . . . . . . . . . . . . .  $        (0.02)  $       0.06
                                               =============    ===========
Weighted average shares
  outstanding for the period . . . . . . . .      20,521,940     10,776,737
                                               =============    ===========

                  The Accompanying Notes Are An Integral Part
                    Of These Unaudited Financial Statements.

                                    Stockgroup Information Systems Inc.
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED - Expressed in U.S. Dollars)

                                                            Three Months       Three Months
                                                             Ended March        Ended March
                                                               31, 2003          31, 2002
                                                           --------------     ---------------
OPERATING ACTIVITIES
Net income (loss) . . . . . . . . . . . . . . . . . . . .  $    (468,185)  $         657,219
Add (deduct) non-cash items
  Amortization. . . . . . . . . . . . . . . . . . . . . .         94,515              37,701
  Gain on restructuring of convertible notes                           -          (1,088,586)
  Loss on warrants liability                                           -              55,000
  Effective interest on convertible notes and debentures.        203,644             178,573
  Bad debt expense. . . . . . . . . . . . . . . . . . . .          3,067             (19,003)
  Common stock and equivalents issued for services                     -             167,500
  Stock based compensation                                             -              27,568
  Unrealized foreign exchange (gain) loss . . . . . . . .         11,996                   -
                                                           --------------      ---------------
                                                           $    (154,963)  $          15,972
  Net changes in non-cash working capital
    Marketable securities . . . . . . . . . . . . . . . .           (493)             14,667
    Accounts receivable . . . . . . . . . . . . . . . . .       (147,853)             19,569
    Prepaid expenses. . . . . . . . . . . . . . . . . . .         14,701            (120,739)
    Accounts payable. . . . . . . . . . . . . . . . . . .        (25,143)           (123,979)
    Accrued payroll liabilities . . . . . . . . . . . . .        (60,324)            (58,503)
    Accrued interest on notes payable . . . . . . . . . .        (10,544)             (4,374)
    Deferred revenue. . . . . . . . . . . . . . . . . . .         55,074                (497)
                                                           --------------      ---------------
CASH PROVIDED BY (USED IN) OPERATIONS . . . . . . . . . .  $    (329,545)  $        (257,884)
                                                           --------------      ---------------
FINANCING ACTIVITIES
  Issuance of common stock and warrants (net)              $           -   $         390,920
  Proceeds on exercise of warrants. . . . . . . . . . . .         83,775                   -
  Proceeds on exercise of stock options . . . . . . . . .            720                   -
  Repayments of convertible debt. . . . . . . . . . . . .        (20,000)                  -
  Repayments of notes payable . . . . . . . . . . . . . .        (47,000)                  -
  Repayment of capital lease obligations. . . . . . . . .        (43,398)             (1,871)
  Repayment of bank indebtedness                                       -              (1,152)
                                                           --------------      ---------------
CASH PROVIDED BY (USED IN) FINANCING. . . . . . . . . . .  $     (25,903)  $         387,897
                                                           --------------      ---------------
INVESTING ACTIVITIES
  Property and equipment (net). . . . . . . . . . . . . .         (6,446)                  -
                                                           --------------      ---------------
CASH PROVIDED BY (USED IN) INVESTING. . . . . . . . . . .  $      (6,446)  $               -
                                                           --------------      ---------------
INCREASE (DECREASE) IN CASH AND ASH EQUIVALENTS                 (361,894)            130,013
Cash and cash equivalents, beginning of period. . . . . .        539,970             126,618
                                                           --------------      ---------------
CASH AND CASH EQUIVALENTS, END OF PERIOD. . . . . . . . .  $     178,076   $         256,631
                                                           ==============      ===============

                         The Accompanying Notes Are An Integral Part
                           Of These Unaudited Financial Statements.

                       Stockgroup Information Systems Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    For the Three Months Ended March 31, 2003
                                   (UNAUDITED)

1.  NATURE  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

Stockgroup Information Systems Inc. (the "Company") is a financial media and technology company that provides various financial software solutions, tools, content and services to media, corporate, and financial services companies. The Company employs proprietary technologies that enable its clients to provide financial data streams and news combined with fundamental, technical, productivity, and disclosure tools to their customers, shareholders, and employees in a cost effective manner. The Company also provides Internet communications products for publicly traded companies and an online research center for the investment community through its Stockhouse and Smallcapcenter financial web sites.

The  Company  was  incorporated  under the laws of Colorado on December 6, 1994.

The accompanying interim unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements.

These interim financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2002.

These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company incurred a net loss of $468,185 for the three months ended March 31, 2003, and had a working capital deficiency of $496,462 as at March 31, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management has been able, thus far, to finance the losses, as well as the growth of the business, through a series of equity and debt private placements. The Company is continuing to seek other sources of financing in order to grow the business to the greatest possible extent. There are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

2.  CONVERTIBLE  NOTES

                                                            March 31, 2003    December 31, 2002
------------------------------------------------------------------------------------------------
8% Convertible notes, maturing December 31, 2005
  Principal . . . . . . . . . . . . . . . . . . . . . . .  $   1,241,016      $   1,704,000
  Unamortized debt discount . . . . . . . . . . . . . . .        (78,117)          (135,866)
------------------------------------------------------------------------------------------------
  Subtotal. . . . . . . . . . . . . . . . . . . . . . . .  $   1,162,899      $   1,568,134
  Current portion . . . . . . . . . . . . . . . . . . . .         76,660             81,328
  Long Term Portion . . . . . . . . . . . . . . . . . . .      1,086,239          1,486,806
================================================================================================

The convertible notes are non-interest bearing and are convertible into common shares at the option of the holder at any time at a fixed conversion price of $0.50 through to December 31, 2003. From January 1, 2004 to December 31, 2005, or sooner in the event of a default on any mandatory payment described below, the notes bear interest at 8% and are convertible into common shares at the option of the holder at any time at a conversion price equal to the lesser of
(i) the initial conversion price of $0.50 and (ii) 88% of the average of the 5 lowest closing prices of the Company's common shares during the 30 trading days prior to the date of conversion.

The restructured agreement provides for quarterly mandatory payments of $15,332 due at the end of each of the eight quarters ending December 31, 2004. If applicable, the Company will also provide mandatory payments of 20% of the gross proceeds raised from any common stock or common stock equivalent financing in excess of $500,000 in 2003.

The restructuring resulted in a debt discount representing the difference between the fair value of the notes at a market interest rate of 8% and the face value of the notes which are non-interest bearing through to December 31, 2003. The debt discount is subject to accretion over the interest-free period ending December 31, 2003.

On January 28, 2003, one of the noteholders converted its entire principal balance of $392,984 into 1,228,075 common shares at a negotiated conversion price of $0.32. The discount on the conversion price was deemed an inducement to convert, resulting in an interest expense of $145,985 representing the excess of the fair value of the notes after inducement over the fair value before inducement. The unamortized debt discount on the portion of the total principal was fully expensed on the conversion date, resulting in an interest expense of $31,711.


3.  SHARE  CAPITAL

The Company is authorized to issue up to 75,000,000 shares of common stock and 5,000,000 shares of preferred stock.

At March 31, 2003, in addition to the 21,220,571 common shares outstanding, there were also 2,597,900 stock options and 4,848,59339048769 39048769DDavid_g39048769DH/Amro 181,818, Jesup 100K, Jan 19 800,000, Rainmaker
2Mwarrants  outstanding.

Issues of common shares and common share equivalents for the three month period ended March 31, 2003 are summarized as follows:

On January 28, 2003, we issued 1,228,075 common shares pursuant to a conversion of $392,984 of principal of convertible notes at $0.32.

On February 3, 2003 we issued 100,000 common shares pursuant to a conversion of $50,000 of principal of convertible notes at $0.50.

During the quarter 335,100 common shares were issued pursuant to exercises of warrants at $0.25 for gross proceeds of $83,775.

On March 28, 2003, 4,800 common shares were issued to an employee pursuant to an exercise of options at $0.15, for gross proceeds of $720.

Stock  Options

The Company's 1999, 2000, 2001, and 2002 Stock Option Plans (collectively the "Plans") authorize a total of 5,000,000 common shares for issuance. Activity under the Plans is set forth below.


                                                             Options  Outstanding
                                                      -----------------------------------
                                     Shares
                                     available           Number of           Price per
                                     for grant            shares              share
-----------------------------------------------------------------------------------------
Balance at December 31, 2002. . . . .   898,278          2,602,700           $0.12-0.59
Options exercised . . . . . . . . . .         -             (4,800)             0.15
-----------------------------------------------------------------------------------------
Balance at March 31, 2003 . . . . . .   898,278          2,597,900           $0.12-0.59
=========================================================================================

Warrants

As at March 31, 2003, common stock issuable pursuant to warrants outstanding is as follows:

             Warrants                                       Warrants
            Outstanding   Warrants  Warrants   Warrants   Outstanding   Exercise   Expiry
            At  January    Issued   Exercised  Cancelled    at March     Price      Date
             1,  2003                                      31,  2003
                 #            #         #         #            #           $
--------------------------------------------------------------------------------------------------
Series  1      281,818          -         -           -      281,818      3.00     March  31, 2005
Series  3A     500,000          -         -           -      500,000      0.25     July  31, 2005
Series  3B     300,000          -         -           -      300,000      0.50     July  31, 2005
Series  4    2,000,000          -   335,100           -    1,664,900(1)   0.30     Sept  30,  2003
Series  5      250,000          -         -           -      250,000      0.30     Sept  15,  2003
Series 6     1,701,875          -         -           -    1,701,875      0.22     Dec 31, 2003
Series  7      150,000          -         -           -      150,000      0.16     Dec  31,  2003
--------------------------------------------------------------------------------------------------
             5,183,693          -         -           -    4,848,593
==================================================================================================

(1) On March 30, 2003 the expiry date on the Series 4 warrants was extended from March 30, 2003 to September 30, 2003, and the exercise price was changed from $0.25 to $0.30.


4.  ACCOUNTING  FOR  STOCK-BASED  COMPENSATION

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("SFAS 148"). This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), to provide alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock-based compensation under SFAS
123.  In  addition,  SFAS 148 amends the disclosure requirements of SFAS 123 and

Accounting Principles Board Opinion No. 28, "Interim Financial Reporting" ("APB 28") to require prominent disclosure of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS 148's amendment of the transition and annual disclosure provisions of SFAS 123 is effective for the Company's fiscal 2003. The amendment to disclosure requirements under APB 28 is effective for the Company's fiscal 2003 first quarter.

The Company measures compensation expense for all of its Stock Option Plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations.

The following table provides pro forma disclosures of the effect on net income and earnings per share if the fair value-based method had been applied in measuring compensation expense (in thousands, except per share amounts):

                                                      For the three months ended
                                                March 31, 2003          March 31, 2002
Net income (loss) - as reported . . . .     $        (468,185)         $      657,219
Add:  Stock-based employee compensation
  expense included in reported net
  income. . . . . . . . . . . . . . . .                     -                  27,568
Deduct: Stock-based employee
  compensation expense determined
  under the fair value-based method
  for all awards. . . . . . . . . . . .                (8,235)               (148,517)
                                                  ------------           -------------
Net income - pro forma. . . . . . . . .     $        (476,420)         $      536,270
                                                  ============           =============
Net income per share - as reported. . .     $           (0.02)         $         0.06
Net income per share - pro forma. . . .                 (0.02)                   0.05

For purposes of the pro forma disclosures, the estimated fair value of the stock options is amortized over the stock options' vesting period.

The pro forma effects of applying SFAS 123 for the periods presented are not likely to be representative of the pro forma effects of future periods as the number of stock options and the vesting schedules thereof vary widely from quarter to quarter. No options were granted during the three months ended March 31, 2003.

The weighted average assumptions used and the resulting estimates of weighted average fair value of stock options granted are as follows:

                                                    For the three months ended
                                              March 31, 2003            March 31, 2002
Dividend yield . . . . . . . . . . . .                      0%                      0%
Weighted average expected life (years)                   4.06                    4.50
Risk-free interest rate. . . . . . . .                   4.30%                   3.83%
Expected volatility. . . . . . . . . .                    121%                    214%

5.  SEGMENTED  INFORMATION

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, requires a public business enterprise to report financial and descriptive information about its reportable operating segments. The Company has concluded that its business activities fall into one identifiable business segment with the following sources of revenue:

For the three months ended
                                                                    March      March
                                                                  31, 2003   31, 2002
---------------------------------------------------------------------------------------
Public Company Disclosure and Awareness Products . . . . . . . .  $ 385,580  $ 285,177
Financial Software and Content Systems . . . . . . . . . . . . .    216,132    157,064
---------------------------------------------------------------------------------------
                                                                  $ 601,712  $ 442,241
=======================================================================================

During the first three months of 2003 and 2002 the Company had no customers from whom revenue received by the Company represented greater than 10% of total revenue.


6.  COMMITMENTS  AND  CONTINGENCIES

The Company is currently involved in litigation with a customer to collect amounts owing pursuant to a contract entered into in September 2000. The defendant provided a $100,000 deposit and contracted the Company to provide certain advertising services. The Company delivered the requested services throughout October and November 2000; however, the defendant defaulted on all additional payments. The Company is suing the defendant for the $351,800 balance owing, plus interest and costs. The defendant has filed a statement of defense and counterclaim to recover the $100,000 deposit. No court date has been set at this time. Although management currently believes the outcome of the litigation will be in the Company's favour, they have not elected to aggressively pursue the litigation at this time. The Company has made no provision for the counterclaim in the financial statements and any settlement or final award will be reflected in the statement of operations as the litigation is resolved.

7.  RECENT  ACCOUNTING  PRONOUNCEMENTS

In November 2002, the FASB issued FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees, including indemnifications, that an entity has issued. The disclosure provisions of FIN 45 are effective for financial statements of interim periods ending after December 15, 2002; however, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. The initial adoption of FIN 45 did not have a material impact on the Company's financial position, results of operations or cash flows.

Consolidated  Financial  Statements

STOCKGROUP  INFORMATION  SYSTEMS  INC.
December  31,  2002  and  2001

                                AUDITORS' REPORT




To  the  Shareholders  of
STOCKGROUP  INFORMATION  SYSTEMS  INC.

We have audited the accompanying consolidated balance sheets of STOCKGROUP INFORMATION SYSTEMS INC. as of December 31, 2002 and 2001 and the related consolidated statements of operations, shareholders' equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stockgroup Information Systems Inc. at December 31, 2002 and 2001 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Stockgroup Information Systems Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring net losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 10 to the financial statements, in 2001, the Company changed its method of accounting for callable warrants.




Vancouver,  Canada,
February  24,  2003.                                      Chartered  Accountants

STOCKGROUP  INFORMATION  SYSTEMS  INC.

                            CONSOLIDATED BALANCE SHEETS
            [See Note 1 - Nature of Business and Basis of Presentation]

As  at  December  31                                   (expressed  in  US  dollars)


                                                            2002           2001
                                                             $              $
-----------------------------------------------------------------------------------
ASSETS [notes 5, 6 and 7]
CURRENT
Cash and cash equivalents. . . . . . . . . . . . . . .       539,970       126,618
Marketable securities. . . . . . . . . . . . . . . . .         1,198        21,814
Accounts receivable [net of allowances for doubtful
accounts of $40,866; 2001 - $92,331] [note 3]. . . . .       169,675       173,105
Prepaid expenses . . . . . . . . . . . . . . . . . . .       102,118        60,465
-----------------------------------------------------------------------------------
TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . .       812,961       382,002
-----------------------------------------------------------------------------------
Property and equipment, net [note 4] . . . . . . . . .       638,665       341,688
-----------------------------------------------------------------------------------
                                                           1,451,626       723,690
===================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
CURRENT
Bank indebtedness. . . . . . . . . . . . . . . . . . .             -         6,081
Accounts payable . . . . . . . . . . . . . . . . . . .       313,272       373,674
Accrued payroll liabilities. . . . . . . . . . . . . .       109,930       144,920
Deferred revenue . . . . . . . . . . . . . . . . . . .       320,900       124,944
Current portion of capital lease obligation [note 5] .       103,205         7,674
Current portion of notes payable [note 6]. . . . . . .        95,371       108,837
Current portion of convertible notes [note 7]. . . . .        81,328     2,509,236
Warrants liability [note 10] . . . . . . . . . . . . .             -       110,000
-----------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . .     1,024,006     3,385,366
-----------------------------------------------------------------------------------
Capital lease obligation [note 5]. . . . . . . . . . .        31,844        11,231
Notes payable [note 6] . . . . . . . . . . . . . . . .       159,787             -
Convertible notes [note 7] . . . . . . . . . . . . . .     1,486,806             -
Convertible debentures [note 8]. . . . . . . . . . . .             -        70,695
-----------------------------------------------------------------------------------
TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . .     2,702,443     3,467,292
===================================================================================
Commitments and contingencies [note 14]

SHAREHOLDERS' EQUITY (DEFICIENCY)
Common stock, no par value [note 11]
Authorized shares - 75,000,000
Issued and outstanding shares - 19,552,596 in 2001
and 10,131,260 in 2001 . . . . . . . . . . . . . . . .     9,203,235     7,969,090
Additional paid-in capital . . . . . . . . . . . . . .     2,987,331     2,422,014
Accumulated deficit. . . . . . . . . . . . . . . . . .   (13,441,383)  (13,134,706)
-----------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY). . . . . . . .    (1,250,817)   (2,743,602)
-----------------------------------------------------------------------------------
                                                           1,451,626       723,690
===================================================================================



See  accompanying  notes

STOCKGROUP  INFORMATION  SYSTEMS  INC.

                           CONSOLIDATED STATEMENTS OF OPERATIONS


Year  ended  December  31                                      (expressed  in  US  dollars)


                                                                       2002         2001
                                                                        $            $
REVENUE
Revenues [note 12]. . . . . . . . . . . . . . . . . . . . . . . .    1,964,699   2,857,151
Cost of revenues. . . . . . . . . . . . . . . . . . . . . . . . .      706,911   1,045,326
-------------------------------------------------------------------------------------------
Gross profit. . . . . . . . . . . . . . . . . . . . . . . . . . .    1,257,788   1,811,825
-------------------------------------------------------------------------------------------

EXPENSES
Sales and marketing . . . . . . . . . . . . . . . . . . . . . . .      475,038     466,954
Product development . . . . . . . . . . . . . . . . . . . . . . .       78,792     241,392
General and administrative. . . . . . . . . . . . . . . . . . . .    1,712,056   1,776,710
-------------------------------------------------------------------------------------------
                                                                     2,265,886   2,485,056
-------------------------------------------------------------------------------------------
Loss from operations. . . . . . . . . . . . . . . . . . . . . . .   (1,008,098)   (673,231)
Interest income . . . . . . . . . . . . . . . . . . . . . . . . .          195       4,020
Interest expense [notes 5, 6, 7 and 8]. . . . . . . . . . . . . .     (319,641)   (596,097)
Gain (loss) on warrants liability [note 10] . . . . . . . . . . .      (55,000)    242,000
Gain on restructuring of convertible notes [note 7] . . . . . . .    1,088,586           -
Gain on convertible note redemptions. . . . . . . . . . . . . . .            -      58,701
Other income (expense). . . . . . . . . . . . . . . . . . . . . .      (12,719)      9,509
-------------------------------------------------------------------------------------------
Loss before cumulative effect of change in accounting principle .     (306,677)   (955,098)

Cumulative effect of change in accounting principle [note 10] . .            -     413,546
-------------------------------------------------------------------------------------------
NET LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (306,677)   (541,552)
===========================================================================================


BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
Loss before cumulative change in accounting principle . . . . . .        (0.02)      (0.10)
Cumulative effect of change in accounting principle . . . . . . .            -        0.04
-------------------------------------------------------------------------------------------
Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (0.02)      (0.06)
-------------------------------------------------------------------------------------------

Weighted average number of common shares outstanding. . . . . . .   14,151,349   9,305,391
===========================================================================================



See  accompanying  notes

STOCKGROUP  INFORMATION  SYSTEMS  INC.


                                  CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY)

Year  ended  December  31                                                                             (expressed  in  US  dollars)

                                                                                                                       TOTAL
                                                      ADDITIONAL    ACCUMULATED     SHAREHOLDERS'   ACCUMULATED    SHAREHOLDERS'
                                                     COMMON STOCK  COMMON STOCK    PAID-IN CAPITAL   DEFICIT    EQUITY (DEFICIENCY)
[note 11]                                            # OF SHARES         $                $            $                 $
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000 . . . . . . . . . . . .   8,467,676      7,344,483        2,602,743    (12,593,154)        (2,645,928)
Fair value of detachable warrants pursuant
   to convertible debenture private placement,
   net of financing costs. . . . . . . . . . . . . .           -              -          298,778              -            298,778
Intrinsic value of beneficial conversion
  feature pursuant to convertible debenture
   private placement. . . . . . . . . . . . . . . . .          -              -          190,000              -            190,000
Issuance of common stock on partial conversion
   of outstanding convertible notes and debentures .     960,640        413,664                -              -            413,664
Repurchase of beneficial conversion feature
   on partial redemption of outstanding
   convertible notes. . . . . . . . . . . . . . . . .          -              -          (31,551)             -            (31,551)
Intrinsic value of beneficial conversion
   feature pursuant to convertible notes
   private placement. . . . . . . . . . . . . . . . .          -              -           32,182              -             32,182
Cumulative effect of change in accounting principle.           -              -         (765,546)             -           (765,546)
Issuance of common stock for shares granted
   under the employee stock option plan . . . . . . .     92,944         27,260                -              -             27,260
Issuance of common stock pursuant to exercise
   of employee stock options. . . . . . . . . . . . .    600,000        173,993                -              -            173,993
Issuance of common stock for consulting services . .      10,000          9,690                -              -              9,690
Stock based compensation . . . . . . . . . . . . . .           -              -           95,408              -             95,408
Net loss . . . . . . . . . . . . . . . . . . . . . .           -              -                -       (541,552)          (541,552)
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001 . . . . . . . . . . . . .  10,131,260      7,969,090        2,422,014    (13,134,706)        (2,743,602)
Issuance of common stock on partial conversion
   of outstanding convertible notes [note 7] . . . .     666,700        100,000                -              -            100,000
Repurchase of beneficial conversion feature on
   partial redemption of outstanding convertible
   notes [note 7] . . . . . . . . . . . . . . . . .            -              -         (247,222)             -           (247,222)
Issuance of common stock on conversion of
   Outstanding debentures [note 8]. . . . . . . . .      413,808              -          206,904              -            206,904
Reclassification of warrant liability to
   equity [note 10]. . . . . . . . . . . . . . . .             -              -          165,000              -            165,000
Excess of fair value of convertible debentures
   after conversion [note 8] . . . . . . . . . . .             -              -           24,000              -             24,000
Issuance of common stock pursuant to private
   placements, net . . . . . . . . . . . . . . . .     5,454,750        571,563          301,756              -            873,319
Issuance of common stock pursuant to asset
   acquisition [note 9]. . . . . . . . . . . . . .     2,080,000        424,320                -              -            424,320
Issuance of common stock for shares granted
   under the employee stock option plan . . . . .        101,078         17,712                -              -             17,712
Issuance of common stock pursuant to exercise
   of employee stock options. . . . . . . . . . .        205,000         13,050                -              -             13,050
Issuance of common stock for consulting services         500,000        107,500                -              -            107,500
Issuance of warrants for consulting services . . .             -              -           60,000              -             60,000
Stock based compensation . . . . . . . . . . . . .             -              -           54,879              -             54,879
Net loss . . . . . . . . . . . . . . . . . . . . .             -              -                -       (306,677)          (306,677)
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002 . . . . . . . . . . . .    19,552,596      9,203,235        2,987,331    (13,441,383)        (1,250,817)
===================================================================================================================================



See  accompanying  notes

STOCKGROUP  INFORMATION  SYSTEMS  INC.

                       CONSOLIDATED STATEMENTS OF CASH FLOWS


Year  ended  December  31                             (expressed  in  US  dollars)


                                                               2002        2001
                                                                $           $
----------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net loss. . . . . . . . . . . . . . . . . . . . . . . . .     (306,677)  (541,552)
Add (deduct) non-cash items
  Amortization. . . . . . . . . . . . . . . . . . . . . . .    308,558    191,632
  Amortization of deferred financing costs. . . . . . . . .          -      8,818
  Bad debt expense. . . . . . . . . . . . . . . . . . . . .    (51,464)   (27,299)
  Loss on disposition of property and equipment . . . . . .          -      8,759
  Non-cash interest on convertible notes and debentures . .    280,471    401,093
  Gain on redemption of convertible notes . . . . . . . . .          -    (58,701)
  Gain on restructuring of convertible notes. . . . . . . . (1,088,586)         -
  Cumulative effect of change in accounting principle . . .          -   (413,546)
  (Gain) loss on warrants liability . . . . . . . . . . . .     55,000   (242,000)
  Common stock and warrants issued for consulting services.    167,500      9,690
  Stock based compensation. . . . . . . . . . . . . . . . .     72,591    122,668
  Unrealized foreign exchange gain. . . . . . . . . . . . .      3,322          -
----------------------------------------------------------------------------------
                                                              (559,285)  (540,438)
Net change in operating assets and liabilities [note 15].      128,418   (237,648)
----------------------------------------------------------------------------------
CASH USED IN OPERATING ACTIVITIES . . . . . . . . . . . .     (430,867)  (778,086)
----------------------------------------------------------------------------------

FINANCING ACTIVITIES
Net proceeds from issuance of common stock. . . . . . . .      886,369    173,993
Net proceeds from issuance of convertible debentures. . .            -    479,960
Net proceeds from issuance of notes payable . . . . . . .      144,034    100,347
Repayments of convertible notes . . . . . . . . . . . . .     (120,000)  (181,000)
Repayment of capital lease obligation . . . . . . . . . .       (7,231)    (5,741)
Repayments of bank indebtedness, net. . . . . . . . . . .       (6,081)    (8,222)
----------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES . . . . . . . . . .      897,091    559,337
----------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of property and equipment. . . . . . . . . . . .      (54,115)    (7,103
Proceeds on disposition of property and equipment . . . .        1,243     31,107
----------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES . . . . .      (52,872)    24,004
----------------------------------------------------------------------------------

DECREASE IN CASH AND CASH EQUIVALENTS . . . . . . . . . .      413,352   (194,745
Cash and cash equivalents, beginning of year. . . . . . .      126,618    321,363
----------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF YEAR. . . . . . . . . .      539,970    126,618
==================================================================================




See  accompanying  notes

1.  NATURE  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

Stockgroup Information Systems Inc. (the "Company") is a financial media and technology company that provides various financial software solutions, tools, content and services to media, corporate, and financial services companies. The Company employs proprietary technologies that enable its clients to provide financial data streams and news combined with fundamental, technical, productivity, and disclosure tools to their customers, shareholders, and employees in a cost effective manner. The Company also provides Internet communications products for publicly traded companies and an online research center for the investment community through its www.smallcapcenter.com financial web site.

The Company was incorporated under the laws of Colorado on December 6, 1994. The Company previously operated under the name Stockgroup.com Holdings, Inc. until its name was changed in accordance with the relevant provisions of the Colorado Business Corporations Act and pursuant to shareholder approval received at the Company's annual general meeting held September 20, 2001.

The financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company incurred a net loss of $306,677 for the year ended December 31, 2002 [2001 - $541,552], and had a working capital deficiency of $211,045 as at December 31, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company experienced a significant reduction in cash used in operations from $778,086 in 2001 to $430,867 in 2002 as a result of cost restructuring activities initiated in 2002. The Company has negotiated the conversion of $392,984 of its 8% convertible notes on January 28, 2003, thereby eliminating eight mandatory quarterly payments totaling $42,012 and a maturity payment of $350,972. Of the remaining principal of its 8% convertible notes, a total of $137,988 will be paid in mandatory quarterly payments of $15,332 until December 31, 2004, and the $1,168,360 balance is due December 31, 2005. Although the Company has taken steps to achieve profitable operations in 2002, there are no assurances that the Company will be successful in achieving its goals.

1.  NATURE  OF  BUSINESS  AND  BASIS  OF  PRESENTATION  (CONT'D.)

In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.


2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Stockgroup Media Inc. (British Columbia, Canada), Stockgroup Systems Ltd. (Nevada, United States), Stockgroup Australia, Pty Ltd. and 579818 B.C. Ltd. (British Columbia, Canada). All significant intercompany accounts and transactions have been eliminated.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE  RECOGNITION

The Company generates its revenues from two primary sources: Public Company Disclosure and Awareness Products and Financial Software and Content Systems. In 2001, the Company had a third source of revenue, E-Business Solutions, which was discontinued in 2002.

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D.)

Public Company Disclosure and Awareness Products consist of small-scale web site development and maintenance, IntegratIR investor relations tools, monthly investor marketing programs, and online advertising. Revenue from small-scale web site development and periodic web site maintenance is recognized upon completion of the services provided no significant obligations remain and collection of the resulting receivable is probable. Revenues from IntegratIR, monthly investor marketing programs, and online advertising are recognized ratably over the contract life as the service is provided. Most of these services require an advance payment which is recorded as deferred revenue until the services have been provided.

Financial Software and Content Systems consists of real time, time delayed and wireless quotes and charts, company profiles, investment data and technical analysis. Revenue from set up fees, periodic maintenance fees and contractual monthly licensing fees for ongoing use of financial tools and content is recognized ratably over the contract term, which is typically twelve months.

FOREIGN  EXCHANGE

The reporting currency and the functional currency of the Company is the U.S. dollar. The accounts of the Company's Canadian subsidiary are translated into U.S. dollars such that monetary assets and liabilities are translated at exchange rates in effect at the balance sheet date and non-monetary items are translated at exchange rates prevailing at the transaction date. Operating revenues and expenses are translated at average exchange rates prevailing during the year. Any corresponding foreign exchange gains and losses are included in income.

Foreign currency transactions are translated into U.S. dollars at the rate of exchange in effect at the date of the transaction. Foreign currency balances of monetary assets and liabilities are translated using the rate of exchange in effect at the balance sheet date. Foreign exchange gains and losses on transactions during the year and on the year end translation of the accounts are included in income.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, marketable securities, accounts receivable, bank indebtedness, accounts payable, notes payable, convertible notes, convertible debentures and capital lease obligations. Unless otherwise stated the fair value of the financial instruments approximates their carrying value.

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D.)

CASH  AND  CASH  EQUIVALENTS

Cash and cash equivalents consist of cash and short-term deposits with original maturities of ninety days or less and are recorded at amortized cost.

MARKETABLE  SECURITIES

Marketable securities consist of equity instruments held for trading and are recorded at fair value based on quoted market prices. Both realized and unrealized gains and losses are included in the statement of operations.

DEFERRED  FINANCE  COSTS

Finance costs associated with the issuance of convertible notes and debentures are deferred and amortized over the term to earliest conversion. All finance costs have been amortized and included as interest expense in the statement of operations.

PROPERTY  AND  EQUIPMENT

Property and equipment are carried at cost. Amortization is provided using the straight line method over the assets estimated useful lives as follows:

     Computer  equipment                               5  years
     Computer  equipment  under  capital  lease        2  years
     Computer  software                                1  year
     Website  software                                 3  years
     Office  furniture  and  equipment                 5  years
     Leasehold  improvements                           Term  of  the  lease

PRODUCT  DEVELOPMENT  COSTS

Product development costs other than those incurred during the application development stage are expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. Substantially all of the Company's product development costs are for ongoing operating and maintenance and have been expensed in the period incurred.

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D.)

INCOME  TAXES

The Company utilizes the liability method of accounting for income taxes. Under this method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided against deferred tax assets for which it is more likely than not that the asset will not be realized.

STOCK-BASED  COMPENSATION

The Company accounts for fixed stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations and has adopted the disclosure-only alternative of FASB Statement No. 123, Accounting for Stock-Based Compensation. Accordingly, compensation expense for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

EARNINGS  PER  SHARE

Basic earnings (loss) per share is computed based on the weighted average number of common shares outstanding during each year. Diluted earnings (loss) per share reflects the dilutive potential of outstanding securities using the treasury stock method.

For the years ended December 31, 2001 and 2000, all of the Company's common shares issuable upon the exercise of stock options, warrants and other convertible securities were excluded from the determination of diluted loss per share as their effect would be anti-dilutive.

COMPREHENSIVE  INCOME

Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions by owners. Comprehensive income comprises only net income for all years presented.

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D.)

RECENT  PRONOUNCEMENTS

In December 2002, the Financial Accounting Standards Board issued Statement No. 148, ("SFAS 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure-An amendment of FASB Statement No. 123". SFAS 148 amends FASB Statement No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS 148 amends the disclosure requirements of SFAS 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock-based compensation and the related pro-forma disclosure when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002. The Company will adopt the disclosure provisions of SFAS 148 beginning in the quarter ended March 31, 2003.

In April 2002, the Financial Accounting Standards Board issued Statement No. 145, (SFAS 145"), "Rescission of FASB Statements No. 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS 145 requires, among other things, gains or losses of extinguishments of debt to be classified as income (loss) from continuing operations rather than as an extraordinary items, unless such extinguishments is determined to be extraordinary pursuant to Accounting Principles Board Opinion No. 30 ("Opinion 30"), "Reporting the Results of Operations - Reporting the Effects of a Disposal of a Segment of a Business and Extraordinary, Unusual, and Infrequently Occurring Transactions". The provisions SFAS 145 are effective for fiscal years beginning after May 15, 2002. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in Opinion 30 for classification as an extraordinary item must be reclassified. The Company will early adopt the provisions of SFAS 145 for the year ended December 31, 2002 and accordingly, will reclassify the $58,701 gain on convertible note redemptions for 2001 from extraordinary items to a separate component of income before taxes.

3.  CONCENTRATION  OF  CREDIT  RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and trade receivables.

The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. No customer owed greater than 10% of the outstanding receivables in 2002. Amounts owing from two customers represented 12% and 12% respectively of the total accounts receivable balance in 2001.


4.  PROPERTY  AND  EQUIPMENT

                                                     ACCUMULATED   NET BOOK
                                           COST      AMORTIZATION   VALUE
                                            $             $           $
---------------------------------------------------------------------------
2002
Computer equipment . . . . . . . . . .     514,541      389,184     125,357
Computer equipment under capital lease     154,254       46,195     108,059
Computer software. . . . . . . . . . .     147,747      111,070      36,677
Website software [note 9]. . . . . . .     347,122       46,680     300,442
Office furniture and equipment . . . .     141,047      102,780      38,267
Leasehold improvements . . . . . . . .      62,434       32,571      29,863
---------------------------------------------------------------------------
                                         1,367,145      728,480     638,665
===========================================================================

2001
Computer equipment . . . . . . . . . .     531,682      299,841     231,841
Computer equipment under capital lease      24,646        6,097      18,549
Computer software. . . . . . . . . . .     110,698      110,698           -
Office furniture and equipment . . . .     146,187       76,621      69,566
Leasehold improvements . . . . . . . .      42,197       20,465      21,732
---------------------------------------------------------------------------
                                           855,410      513,722     341,688
===========================================================================

5.  CAPITAL  LEASE  OBLIGATION

The Company has capital lease agreements for computer equipment with lease obligations as follows:


                                                                          2002
                                                                           $
--------------------------------------------------------------------------------
Total  future  lease  payments                                          156,823
Less  interest  (effective  rate  during  2002  -  17%)                 (21,774)
--------------------------------------------------------------------------------
                                                                        135,049

Less  current  portion                                                 (103,205)
--------------------------------------------------------------------------------
                                                                         31,844
================================================================================

The  following  capital  lease  payments  are  required over the next two years:

                                                                           $

2003                                                                     123,685
2004                                                                      33,138
--------------------------------------------------------------------------------
                                                                         156,823
================================================================================

6.  NOTES  PAYABLE

The  following  table  summarizes  the  activity  under  various  agreements:

                                                   PRINCIPAL    ACCRUED INTEREST    TOTAL
                                                       $               $              $
------------------------------------------------------------------------------------------
2002
16% Notes payable, no specified maturity date        35,000          9,301          44,301
17% Notes payable, maturing January 31, 2004.       159,787          1,794         161,581
25% Notes payable, maturing January 21, 2003.        47,000          2,276          49,276
------------------------------------------------------------------------------------------
Total Notes payable . . . . . . . . . . . . .       241,787         13,371         255,158
==========================================================================================

2001
16% Notes payable, maturing July 30, 2002 . .       100,347          8,490         108,837
------------------------------------------------------------------------------------------
Total Notes payable . . . . . . . . . . . . .       100,347          8,490         108,837
==========================================================================================


On May 8, 2001 the Company entered into a Securities Purchase Agreement with an individual related to a Director and Officer of the Company to issue $32,375 (Cdn$50,000) of secured unregistered 16% notes. The notes had an original maturity of July 30, 2002 that was informally extended until November 18, 2002, at which time the investor agreed to an amendment to extend the maturity date to January 31, 2004 and increase the interest rate to 17%. The note has been collateralized by a second floating charge over all of the Company's Canadian subsidiary's property, assets, and rights.

On May 10, 2001, the Company entered into a Securities Purchase Agreement with an unrelated investor to issue $35,000 of secured unregistered 16% notes. The notes had an original maturity of July 30, 2002. The notes were extended beyond the original maturity by an informal agreement for an undetermined period. All accrued interest to December 31, 2002 was paid in January 2003.

On July 16, 2001, the Company entered into a Securities Purchase Agreement with a Director and Officer of the Company to issue $32,972 (Cdn$50,000) of secured unregistered 16% notes. The notes had an original maturity of July 30, 2002 that was informally extended until November 18, 2002, at which time the investor agreed to an amendment to extend the maturity date to January 31, 2004 and increase the interest rate to 17%. The note has been collateralized by a second floating charge over all of the Company's Canadian subsidiary's property, assets, and rights.

6.  NOTES  PAYABLE  (CONT'D.)

On July 23, 2002, the Company issued a $97,034 (Cdn $152,400) promissory note to an unrelated party that bears interest at 17% interest and matures on June 30, 2003. On November 18, 2002, the noteholder agreed to extend the maturity date to January 31, 2004. The note is collateralized by a General Security Agreement, which places a floating charge over all of the Company's Canadian subsidiary's property, assets, and rights.

On October 22, 2002, the Company issued a $47,000 promissory note to an unrelated party that bears interest at 25.5% and matures on January 21, 2003. The note is collateralized by a General Security Agreement, which places a floating charge over all of the Company's Canadian subsidiary's property, assets, and rights, but which is subordinated to the 16% and 17% notes. The principal plus accrued interest was paid on January 21, 2003.

7.  CONVERTIBLE  NOTES

                                                      2002        2001
                                                       $           $
-------------------------------------------------------------------------
8% Convertible notes, maturing December 31, 2005
Principal . . . . . . . . . . . . . . . . . . . .   1,704,000   1,924,000
Prepayment premium. . . . . . . . . . . . . . . .           -     288,600
Accrued interest. . . . . . . . . . . . . . . . .           -     296,636
Unamortized debt discount . . . . . . . . . . . .    (135,866)          -
-------------------------------------------------------------------------
                                                    1,568,134   2,509,236
=========================================================================

Current portion . . . . . . . . . . . . . . . . .      81,328   2,509,236
Long term portion . . . . . . . . . . . . . . . .   1,486,806           -
-------------------------------------------------------------------------
                                                    1,568,134   2,509,236
=========================================================================

On February 6, 2002 the Company and the two lenders reached an agreement to restructure the terms and conditions of the existing convertible notes and callable warrants.

7.  CONVERTIBLE  NOTES  (CONT'D.)

The note holders agreed to waive the 15% prepayment premium of $288,600 and the accrued interest to date of $315,000 and immediately converted $100,000 of the principal balance due into 666,700 common shares of the Company at a conversion price of $0.15. The remaining principal balance of $1,824,000 matures on December 31, 2005. The notes are non-interest bearing and are convertible into common shares at the option of the holder at any time at a fixed conversion price of $0.50 through to December 31, 2003. From January 1, 2004 to December 31, 2005, or sooner in the event of a default on any mandatory payment described below, the notes bear interest at 8% and are convertible into common shares at the option of the holder at any time at a conversion price equal to the lesser of (i) the initial conversion price of $0.50 and (ii) 88% of the average of the 5 lowest closing prices of the Company's common shares during the 30 trading days prior to the date of conversion.

The restructured agreement provides for $300,000 of mandatory payments through to December 31, 2004. $23,340 was paid on June 28, 2002, $76,660 was paid on July 12, 2002, $20,000 was paid on October 1, 2002, and $20,000 was paid on January 2, 2003. Separate payments of $20,000 are due at the end of each of the next eight quarters through to December 31, 2004. If applicable, the Company will also provide mandatory payments of 20% of the gross proceeds raised from any common stock or common stock equivalent financing in excess $500,000 in 2003.

The restructuring resulted in a gain of $1,088,586 consisting of $603,600 for the waived prepayment premium and accrued interest, $247,222 for the repurchase of the beneficial conversion feature and $237,764 for the debt discount representing the difference between the fair value of the notes at a market interest rate of 8% and the face value of the notes which are non-interest bearing through to December 31, 2003. The debt discount of $237,764 is subject to accretion over the interest-free period ending December 31, 2003.

The callable warrants permit the holders to acquire up to 181,818 common shares at an exercise price of $3.00 at any time up to March 31, 2005. The warrants may be called by the Company, at a purchase price of $.01 per underlying share, if the stock price of the Company's common shares exceeds $6.00 for any 20 consecutive trading days, provided that the holders have the right to exercise the warrants within 30 days after their receipt of such a call.

On January 28, 2003, one of the lenders agreed to convert its entire principal balance of $392,984 into 1,228,075 common shares of the Company at $0.32 per common share. This conversion reduces the mandatory quarterly cash payments to $15,332 from $20,000.

8.  CONVERTIBLE  DEBENTURES

                                                           2002     2001
                                                            $        $
--------------------------------------------------------------------------
3% Convertible debentures, maturing December 31, 2003
Principal. . . . . . . . . . . . . . . . . . . . . . .         -  200,000
Unamortized warrants discount. . . . . . . . . . . . .         -  (84,013)
Unamortized beneficial conversion feature. . . . . . .         -  (51,490)
Accrued interest . . . . . . . . . . . . . . . . . . .         -    6,198
--------------------------------------------------------------------------
                                                               -   70,695
==========================================================================


On March 15, 2002, the Company and the 3% convertible debenture holders agreed to an amendment to the original Securities Purchase Agreement. The debenture holders agreed to immediately convert the $200,000 of outstanding principal and $6,904 accrued interest into 413,808 common shares of the Company at the minimum conversion price of $0.50. The conversion resulted in the immediate recognition of $135,503 in interest expense related to the previously unamortized debt discount and beneficial conversion feature.

The Company agreed to modify the existing terms of the Series 3A and 3B warrants. The exercise price of the Series 3A warrants has been reduced from $1.00 to $0.25. The exercise price of the Series 3B warrants has been reduced from $2.00 to $0.50. The expiry date for both the Series 3A and 3B warrants has been extended to July 31, 2005 from December 31, 2004. The reduction in the exercise price and extension of the expiry date of the warrants is accounted for as an inducement to convert the convertible debentures. The fair value of the warrants after the conversion was $24,000 greater than the fair value of the warrants prior to conversion and this excess fair value was recorded as interest expense on the conversion date.

9.  ASSET  ACQUISITION

On June 24, 2002, the Company acquired certain website and related software assets of Stockhouse Media Corporation ("Stockhouse"). Under the terms of the agreement, the Company purchased a 65% interest in the assets by issuing 2,080,000 shares of unregistered common stock with a fair value of $424,320. The assets acquired consisted of program source codes underlying the website for $347,122, and prepaid operating costs of $77,198.

The prepaid operating costs of $77,198 were expensed fully in the current year. The website software is being amortized over a three year period commencing on the date of acquisition.

Presently, an unrelated third party investor is also considering an investment in Stockhouse that would effect certain terms and conditions of the Company's agreement with Stockhouse. If the third party invests in Stockhouse, then the Company would maintain its 65% interest in the acquired assets but would have the option to acquire the remaining 35% during the period of one year following June 24, 2004. During the same period, Stockhouse would also have the option to cause the Company to purchase the remaining 35% interest.

If the third party does not invest in Stockhouse, then the Company will immediately have the option to acquire the remaining 35% of the website and related software assets of Stockhouse with the issuance of additional common shares. As per the terms of the agreement, the number of common shares to be issued for the remaining 35% shall not be less than 920,000 shares and not more than 1,120,000 shares.

The original 2,080,000 common shares were issued into an escrow account on June 28, 2002 and will be released to Stockhouse on the date the third party investor makes its decision.

As of February 24, 2003, the Company has not exercised its option to acquire the remaining 35%.

10.          WARRANTS  LIABILITY  AND  CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE

The Emerging Issues Task Force Abstract No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19") became applicable to the Company's warrants on June 30, 2001. Since the number of shares issuable in the event of exercise of the callable warrants is not currently subject to an explicit limit, the Company's 300,000 callable and 800,000 other warrants were presented as a liability at their fair value as at June 30, 2001. The fair value of the warrants liability was estimated using the Black-Scholes option pricing model. The $413,546 difference between the previous carrying value of the warrants in additional paid in capital of $765,546 and their fair value at June 30, 2001 of $352,000 has been recorded as the cumulative effect of a change in accounting principle on prior periods. This $413,546 change in accounting principle has decreased the net loss per share for the year ended December 31, 2001 by $0.04.

As at December 31, 2001, the Company could not demonstrate they had a sufficient number of authorized but unissued shares to share settle all of the outstanding warrants if exercised and the $110,000 fair value of the warrants was classified as a current liability. As a result of the February 6, 2002 restructuring of the convertible notes and callable warrants, the Company could demonstrate they had a sufficient number of authorized but unissued shares to settle all of the outstanding warrants if exercised and the $165,000 fair value of the warrants was reclassified as equity. The $55,000 difference between the fair value on December 31, 2001 and February 6, 2002 was recorded as a loss on warrants liability in the statement of operations.


11.  SHARE  CAPITAL

[A]     AUTHORIZED

The Company is authorized to issue up to 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. No preferred stock are issued and outstanding in the years presented.

11.  SHARE  CAPITAL  (CONT'D.)

[B]     COMMON  STOCK

2002

On February 6, 2002, the Company issued 666,700 common shares pursuant to a conversion of $100,000 of principal under the restructured convertible notes [Note 7].

On February 25, 2002, the Company issued 33,000 common shares with a fair value of $7,500 to an employee for services rendered.

On March 5, 2002, the Company issued 500,000 common shares to a consultant pursuant to a service contract. The transaction was recorded at a fair value of $107,500 based on the closing stock price on the date of the agreement.

On March 16, 2002, the Company issued warrants to purchase 250,000 common shares to a consultant pursuant to a services agreement. The warrants have an exercise price of $0.30 and expire on September 15, 2003. The $60,000 fair value of the warrants issued was estimated using the Black-Scholes option pricing model and was recorded as an expense in the current year.

On March 25, 2002, the Company issued 413,808 common shares pursuant to a conversion of the final $206,904 in principal and accrued interest of the convertible debentures as amended [Note 8].

On March 28, 2002, the Company completed a private placement of 2,000,000 units at $0.20, each unit consisting of one common share and one warrant, plus 51,000 common shares, for gross proceeds of $410,200. Financing fees were $19,280 and legal fees were $7,195, resulting in net cash proceeds of $383,725. Each warrant entitles the holder to acquire one common share at $0.25 per share until March 31, 2003. The net proceeds were allocated to common stock and warrants based on the relative fair value of each security at the time of issuance.

On June 28, 2002, the Company issued 2,080,000 common shares with a fair value of $424,320 to Stockhouse Media Corporation pursuant to an asset purchase agreement. The shares are being held in escrow until certain terms of the agreement are met.

On September 23, 2002, the Company issued 68,078 common shares with a fair value of $10,212 to an employee for services rendered.

11.  SHARE  CAPITAL  (CONT'D.)

On November 20, 2002, a consultant exercised options resulting in the issuance of 100,000 common shares for exercise proceeds of $12,000.

On November 25, 2002, an employee exercised options resulting in the issuance of 105,000 common shares for exercise proceeds of $1,050.

On December 31, 2002, the Company completed a private placement of 3,403,750 units at $0.16, each unit consisting of one common share and one warrant, for gross proceeds of $544,600. Financing fees were $50,960 and legal fees were $4,046, resulting in net cash proceeds of $489,594. Each two warrants entitle the holder to acquire one common share at $0.22 per share until December 31, 2003. The net proceeds were allocated to common stock and warrants based on the relative fair value of each security at the time of issuance. In addition, 150,000 warrants were issued to a placement agent with each warrant entitling the holder to acquire one common share at $0.16 per share until December 31, 2003. The fair value of the $0.16 warrants was allocated to common stock and warrants based on the relative fair value of each security at the time of issuance.

2001

The Company issued an aggregate of 960,640 common shares pursuant to conversions of convertible notes and debentures.

On January 19, 2001, the Company issued warrants to purchase 800,000 common shares. The fair value of the warrants issued, net of financing costs, amounted to $298,778 and was recorded as an increase to additional paid-in capital.

The Company issued an aggregate of 92,944 common shares directly to employees in consideration for past services resulting in a compensation expense and an increase in share capital of $27,260.

The Company issued an aggregate of 600,000 common shares to employees pursuant to the exercise of stock options for total proceeds of $173,993.

The Company issued 10,000 common shares in exchange for consulting services. The transaction was recorded at a fair value of $9,690 for the common shares based on the closing stock price on the January 18, 2001 date of the agreement.

11.  SHARE  CAPITAL  (CONT'D.)

[C]     STOCK  OPTIONS

1999,  2000,  2001  AND  2002  INCENTIVE  STOCK  OPTION  PLANS (COLLECTIVELY THE
"PLANS")

The  following  table  sets  out  the  authorized  shares  under  each  plan:


                                                              COMMON
                                                              SHARES
                                          EFFECTIVE DATE    AUTHORIZED
----------------------------------------------------------------------
1999 Incentive Stock Option Plan       March 11, 1999       2,000,000
2000 Incentive Stock Option Plan       November 10, 2000      500,000
2001 Incentive Stock Option Plan       September 20, 2001   1,000,000
2002 Incentive Stock Option Plan       March 25, 2002       1,500,000
----------------------------------------------------------------------
Total authorized . . . . . . . .                            5,000,000
======================================================================


The Plans entitle directors, employees and consultants to purchase common shares of the Company.

Options immediately become exercisable once vested. Any options that do not vest as the result of a grantee leaving the Company are forfeited and the common shares underlying them are returned to the reserve. The Board has the authority to vary the vesting provisions of grants at its discretion.

Activity  under  the  Plans  is  set  forth  below:


                                                          OPTIONS OUTSTANDING
                                               -----------------------------------------
                                  SHARES                                    WEIGHTED
                              AVAILABLE FOR    NUMBER OF    PRICE PER        AVERAGE
                                  GRANT         SHARES        SHARE      EXERCISE PRICE
----------------------------------------------------------------------------------------
Balance at December 31, 2000        514,000    1,986,000   $0.01 - 4.44    $        1.70
Additional shares authorized      1,000,000            -              -                -
Options granted. . . . . . .     (2,184,644)   2,184,644   $0.12 - 3.58    $        0.29
Options forfeited. . . . . .      1,061,800   (1,061,800)  $0.20 - 4.44    $        1.49
Options exercised. . . . . .              -     (692,944)  $0.14 - 3.58    $        0.34
----------------------------------------------------------------------------------------
Balance at December 31, 2001        391,156    2,415,900   $0.01 - 2.75    $        0.91
Additional shares authorized      1,500,000            -              -                -
Options granted. . . . . . .     (2,238,078)   2,238,078   $0.15 - 0.40    $        0.18
Options forfeited. . . . . .      1,245,200   (1,245,200)  $0.20 - 2.75    $        1.57
Options exercised. . . . . .              -     (806,078)  $0.01 - 0.25    $        0.06
----------------------------------------------------------------------------------------
Balance at December 31, 2002        898,278    2,602,700   $0.12 - 0.59    $        0.20
========================================================================================


11.  SHARE  CAPITAL  (CONT'D.)

The number of options granted and options exercised for 2002 include 601,078 direct awards of common shares.

The weighted average remaining contractual life and weighted average exercise price of options outstanding and of options exercisable as of December 31, 2002 are as follows:

                                     OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                         ------------------------------------------  -----------------------
                                             WEIGHTED
                                              AVERAGE      WEIGHTED                 WEIGHTED
                           NUMBER OF         REMAINING     AVERAGE                   AVERAGE
                            SHARES          CONTRACTUAL    EXERCISE      SHARES     EXERCISE
EXERCISE PRICE            OUTSTANDING      LIFE (YEARS)     PRICE     EXERCISABLE     PRICE
--------------------------------------------------------------------------------------------
0.12. . . . . . . .          200,000           4.72       $   0.12       200,000     $  0.12
0.15. . . . . . . .          812,000           5.68       $   0.15       735,100     $  0.15
0.17. . . . . . . .          300,000           5.37       $   0.17       300,000     $  0.17
0.22. . . . . . . .        1,033,200           4.83       $   0.22       926,560     $  0.22
0.31. . . . . . . .          157,500           3.33       $   0.31       157,500     $  0.31
0.40. . . . . . . .           50,000           5.75       $   0.40        20,000     $  0.40
0.59. . . . . . . .           50,000           4.02       $   0.59        10,000     $  0.59
--------------------------------------------------------------------------------------------
                           2,602,700           5.06       $   0.20     2,349,160     $  0.19
============================================================================================

For the year ended December 31, 2002 the Company recorded $240,091 [2001 - $122,668] in stock based compensation expense. Of this total, $54,879 [2001 - $95,408] is a result of options granted to an employee in 1999 with an exercise price less than the market price of the common stock on the date of grant. A total of $17,712 relates to stock bonuses granted to an employee measured at the market price on the date of the grant. A total of $167,500 relates to shares and warrants granted to consultants in exchange for services which have been measured at fair value on the commitment date [2001 - $27,260].

11.  SHARE  CAPITAL  (CONT'D.)

PRO  FORMA  DISCLOSURE  OF  STOCK  BASED  COMPENSATION

Pro forma information regarding results of operations and earnings (loss) per share is required by FASB Statement No. 123 ("SFAS 123") for stock-based awards to employees as if the Company had accounted for such awards using a valuation method permitted under SFAS 123.

The fair value of the Company's stock-based awards granted to employees in 2002 and 2001 was estimated using the Black-Scholes option pricing model. The option pricing assumptions include a dividend yield of 0%, a weighted average expected life of 4.5 years [2001 - 4.5 years], a risk free interest rate of 3.83% [2001 - 4.45%] and an expected volatility of 214% [2001 - 216%]. The weighted average fair value of options granted during 2002 was $0.18 [2001 - $0.12]. For pro forma purposes, the estimated value of the Company's stock-based awards to employees is amortized over the vesting period of the underlying options. The effect on the Company's net loss and loss per share of applying SFAS 123 to the Company's stock-based awards to employees would approximate the following:

                                                          2002       2001
                                                           $          $
----------------------------------------------------------------------------
Net loss. . . . . . . . . . . . . . . . . . . . . .    (306,677)  (541,552)
Compensation expense. . . . . . . . . . . . . . . .    (306,406)  (380,148)
----------------------------------------------------------------------------
Pro forma net loss. . . . . . . . . . . . . . . . .    (613,083)  (921,700)
============================================================================


BASIC AND DILUTED LOSS PER SHARE
As reported . . . . . . . . . . . . . . . . . . . .      (0.02)     (0.06)
Pro forma . . . . . . . . . . . . . . . . . . . . .      (0.04)     (0.10)
============================================================================

11.  SHARE  CAPITAL  (CONT'D.)

[D]     WARRANTS

As at December 31, 2002, common stock issuable pursuant to warrants outstanding is as follows:

                OUTSTANDING AT                                  OUTSTANDING AT  EXERCISE
                  JANUARY 1      ISSUED    EXERCISED  CANCELLED  DECEMBER 31     PRICE      EXPIRY
                      #             #          #          #           #            $         DATE
-------------------------------------------------------------------------------------------------------------
2002
Series 1 . . .         300,000          -          -     18,182      281,818      3.00     March 31, 2005
Series 3A. . .         500,000          -          -          -      500,000      0.25     July 31, 2005
Series 3B. . .         300,000          -          -          -      300,000      0.50     July 31, 2005
Series 4 . . .               -  2,000,000          -          -    2,000,000      0.25     March 31, 2003
Series 5 . . .               -    250,000          -          -      250,000      0.30     September 15, 2003
Series 6 . . .               -  1,701,875          -          -    1,701,875      0.22     December 31, 2003
Series 7 . . .               -    150,000          -          -      150,000      0.16     December 31, 2003
-------------------------------------------------------------------------------------------------------------
                     1,100,000  4,101,875          -     18,182    5,183,693
=============================================================================================================



                OUTSTANDING AT                                  OUTSTANDING AT  EXERCISE
                  JANUARY 1      ISSUED    EXERCISED  CANCELLED  DECEMBER 31     PRICE      EXPIRY
                      #             #          #          #           #            $         DATE
-------------------------------------------------------------------------------------------------------------
2001
Series 1 warrants.     272,727    27,273          -          -      300,000       3.00     March 31, 2005
Series 2 warrants.     100,000         -          -    100,000            -          -     Cancelled
Series 3A warrants           -   500,000          -          -      500,000       1.00     December 31, 2004
Series 3B warrants           -   300,000          -          -      300,000       2.00     December 31, 2004
-------------------------------------------------------------------------------------------------------------
                       372,727   827,273          -    100,000    1,100,000
=============================================================================================================


12.  SEGMENTED  INFORMATION

The Company operates in one industry segment and derives its revenue from the following services:

                                                                           2002        2001
                                                                            $           $
----------------------------------------------------------------------------------------------
Public company solutions . . . . . . . . . . . . . . . . . . . . . . .   1,209,164   1,643,023
Financial software and content systems . . . . . . . . . . . . . . . .     755,535     580,409
E-business solutions . . . . . . . . . . . . . . . . . . . . . . . . .           -     633,719
----------------------------------------------------------------------------------------------
                                                                         1,964,699   2,857,151
==============================================================================================

Revenue from external customers, by country of origin, is as follows:

                                                                              2002        2001
  $. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $           $
----------------------------------------------------------------------------------------------

Canada . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,870,521   2,655,477
United States. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      94,178     201,674
----------------------------------------------------------------------------------------------
                                                                         1,964,699   2,857,151
==============================================================================================


During 2002, the Company had no customers whose revenue represented greater than 10% of total revenue. During 2001, the Company had one customer whose revenue represented 20% of total revenue.

Substantially  all of the Company's property and equipment is located in Canada.

13.  INCOME  TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision (recovery) for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

                                                          2002        2001
                                                           $           $
--------------------------------------------------------------------------------
Tax expense (recovery) at U.S. statutory rates. . . .   (107,000)   (190,000)
Lower (higher) effective income taxes of
   Canadian subsidiary. . . . . . . . . . . . . . . .    (31,000)    (26,000)
Change in valuation allowance . . . . . . . . . . . .    158,000    (852,000)
Change in opening valuation allowance for the
   reduction in future enacted tax rates. . . . . . .          -   1,004,000
Non-deductible expenses . . . . . . . . . . . . . . .    279,000      64,000
Non-taxable income. . . . . . . . . . . . . . . . . .   (381,000)          -
Non-taxable portion of capital loss realized during
   the year. . . . . . . . . . . . . . . . . . . . .      82,000           -
--------------------------------------------------------------------------------
Income tax provision (recovery) . . . . . . . . . . .          -           -
================================================================================


Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company's deferred tax assets as of December 31, 2002 are as follows:

                                                          2002        2001
                                                           $           $
--------------------------------------------------------------------------------
Net operating loss carryforwards. . . . . . . . . . .  2,997,000    3,091,000
Net capital loss carryforwards. .                         82,000            -
Property and equipment. . . . . . . . . . . . . . . .    205,000      149,000
Other . . . . . . . . . . . . . . . . . . . . . . . .    114,000            -
--------------------------------------------------------------------------------
Total deferred tax assets . . . . . . . . . . . . . .  3,398,000    3,240,000
Valuation allowance . . . . . . . . . . . . . . . . . (3,398,000)  (3,240,000)
--------------------------------------------------------------------------------
Net deferred tax assets . . . . . . . . . . . . . . .          -            -
================================================================================


The Company has recognized a valuation allowance for the deferred tax assets for which it is more likely than not that realization will not occur.

13.  INCOME  TAXES  (CONT'D.)

The  net  operating  loss  carryforwards  expire  as  follows:

                                                                           $
----------------------------------------------------------------------------------
CANADA
2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,576,000
2007 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,289,000
2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    459,000
----------------------------------------------------------------------------------
                                                                        5,324,000
----------------------------------------------------------------------------------

U.S.
2019 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,173,000
2020 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,494,000
2021 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    135,000
2022 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    342,000
----------------------------------------------------------------------------------
                                                                        3,144,000
----------------------------------------------------------------------------------

TOTAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8,468,000
==================================================================================


The Company also has net capital losses of $230,000 available to offset future taxable capital gains in Canada.

Pursuant to Section 382 of the Internal Revenue Code, use of the Company's net operating loss carryforwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three year period. Ownership changes could impact the Company's ability to utilize net operating losses and credit carryforwards remaining at the ownership change date. The limitation will be determined by the fair market value of common stock outstanding prior to the ownership change, multiplied by the applicable federal rate. The Canadian non-capital loss carryforwards may also be limited by a change in Company ownership.

14.  COMMITMENTS  AND  CONTINGENCIES

[a] The Company has operating lease commitments with respect to office premises with minimum annual payments as follows:

                                                                           $
----------------------------------------------------------------------------------
2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  180,000
2004 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  247,000
2005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  281,000
2006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  157,000
----------------------------------------------------------------------------------
                                                                        865,000
==================================================================================

     Rental expense included in general and administrative expenses for the year ended December 31, 2002 was $191,000 [2001 - $289,000].

[b] The Company is currently involved in litigation with a customer to collect amounts owing pursuant to a contract entered into in September 2000. The defendant provided a $100,000 deposit and contracted the Company to provide certain lead generation services. The Company delivered the requested services throughout October and November 2000, however, the defendant defaulted on all additional payments. The Company is suing the defendant for the $351,800 balance owing, plus interest and costs. The defendant has filed a statement of defense and counterclaim to recover the $100,000 deposit. As of December 31, 2002, no further action had been taken by either party and no court date has been set. Although management currently believes the outcome of the litigation will be in the Company's favour, they have not elected to aggressively pursue the litigation at this time. The Company has made no provision for the counterclaim in the financial statements and any settlement or final award will be reflected in the statement of operations as the litigation is resolved.

15.  SUPPLEMENTAL  CASH  FLOW  INFORMATION

Net  changes  in  operating  assets  and  liabilities  are  as  follows:



                                                                  2001        2001
                                                                   $           $
------------------------------------------------------------------------------------
Marketable securities . . . . . . . . . . . . . . . .             20,616     (4,729)
Accounts receivable . . . . . . . . . . . . . . . . .             54,895     73,004
Prepaid expenses. . . . . . . . . . . . . . . . . . .            (41,653)    55,662
Accounts payable. . . . . . . . . . . . . . . . . . .            (60,819)  (437,160)
Accrued payroll liabilities . . . . . . . . . . . . .            (45,458)   (46,706)
Accrued interest on notes payable . . . . . . . . . .              4,881      8,490
Accrued interest on convertible notes and debentures.                  -    170,834
Deferred revenue. . . . . . . . . . . . . . . . . . .            195,956    (57,043)
------------------------------------------------------------------------------------
                                                                 128,418   (237,648)
====================================================================================


Non-cash  investing  and  financing  activities  are  as  follows:

                                                                  2002        2001
                                                                    $          $
------------------------------------------------------------------------------------
Computer equipment acquired under capital lease. . . . . . . .   129,608     24,646
Asset acquisition completed with the issuance of common stock.   424,320          -
====================================================================================

Cash amounts paid for interest are as follows:

                                                                  2002        2001
                                                                    $          $
------------------------------------------------------------------------------------
Cash paid for interest . . . . . . . . . . . . . . . . . . . .    39,586     24,170
====================================================================================


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no disagreements with accountants on accounting and financial disclosure.

ANTITAKEOVER  EFFECTS  OF  COLORADO  LAW  AND  OUR ARTICLES OF INCORPORATION AND
BYLAWS

Colorado law does not contain provisions which are intended to have the effect of delaying or deterring a change in control or management of Stockgroup.

Our Articles of Incorporation permit the issuance of up to 5,000,000 shares of preferred stock, having such rights, preferences and privileges as the Board of Directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Provisions of our bylaws which are summarized below may affect potential changes in control of Stockgroup. The Board of Directors believes that these provisions are in the best interests of shareholders because they will encourage a potential acquirer to negotiate with the Board of Directors, which will be able to consider the interests of all shareholders in a change in control situation. However, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control of Stockgroup and to make changes in management more difficult.

Our bylaws provide the number of directors of Stockgroup will be established by the Board of Directors, but shall be no less than one. Between shareholder meetings the Board of Directors may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office by the affirmative vote of 66-2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

As discussed above, our bylaws further provide that shareholder action may be taken at a meeting of shareholders and may be effected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Colorado law requires a greater percentage.

We are not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of our common stock.

TRANSFER  AGENT  AND  REGISTRAR

Pacific Corporate Trust Company in Vancouver, Canada, is the transfer agent and registrar for our capital stock.

SHARES  ELIGIBLE  FOR  FUTURE  SALE

As of the date of this prospectus 25,675,571 shares of our common stock were outstanding, 3,421,178 shares of common stock were issuable subject to options granted under our Stock Option Plans and 4,848,593 shares of common stock were issuable pursuant to warrants granted under private placements. Of the outstanding shares, 20,181,821 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act, as described below. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act or under another exemption from registration.

The shares of common stock issued to certain selling shareholders are being registered in the registration statement of which this prospectus is a part. Upon effectiveness of this registration statement such shares will also be immediately eligible for sale in the public market subject to restrictions included in our agreements with the selling shareholders. We also filed registration statements to register for resale the 5,000,000 shares of common stock reserved for issuance under our Stock Option Plans. These registration statements became effective immediately upon filing. Accordingly, shares covered by these registration statements are eligible for sale in the public market subject to vesting restrictions. As of the date of this prospectus 2,328,260 of these options were exercisable.

Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

WHERE  YOU  CAN  FIND  ADDITIONAL  INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of Stockgroup, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

Our Securities and Exchange Commission filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                       STOCKGROUP INFORMATION SYSTEMS INC.

                              19,016,625 Shares of
                                  Common Stock
                          ---------------------------

                                   PROSPECTUS
                          ---------------------------
                                  May 27, 2003

PART  II

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Colorado Law provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

(a)     the  person  conducted  himself  or  herself  in  good  faith;  and

(b)     the  person  reasonably  believed:

     (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

     (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interest.

The  law  also  provides  that  a  corporation  may  not  indemnify  a director:

(a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

Indemnification permitted under Colorado law in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, Colorado law provides that a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Colorado law further provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(a) the director furnishes to the corporation a written affirmation of the director's good faith belief that he or she met the standard of conduct described in the law;

(b) the director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

(c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Colorado law.

A corporation may not indemnify a director under Colorado law unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in the law. A corporation may not advance expenses to a director unless authorized in the specific case after the written affirmation and undertaking required by the law are received and the determination required by the law has been made.

The  determinations  required  by  Colorado  law  shall  be  made:

(a) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(b) if a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

Alternatively,  the  determination  required  to be made by the law may be made:

(a) by independent legal counsel selected by a vote of the board of directors or the committee in the manner specified above or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

(b)     by  the  shareholders.

Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of the expenses shall be made by the body that selected such counsel.

Colorado law also provides that, unless otherwise provided in the articles of incorporation:

(a) an officer is entitled to mandatory indemnification, and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director;

(b) a corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as to a director; and

(c) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders or contract.

Colorado law further provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Colorado law.

Our articles of incorporation provide that the Board of Directors has the power to:

(a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right Stockgroup), by reason of the fact that he or she is or was a director, officer, employee or agent of Stockgroup or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in our best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful;

(b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Stockgroup to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of Stockgroup or is or was serving at our request as a director, officer, employee or agent of Stockgroup or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he or she reasonably believed to be in our best interests; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Stockgroup unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper;

(c) indemnify a director, officer, employee or agent of Stockgroup to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in subparagraph (a) or (b) above or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonable incurred by him or her in connection therewith;

(d) authorize indemnification under subparagraph (a) or (b) above (unless ordered by a court) in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph (a) or (b). Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders;

(e) authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in subparagraph (d) above upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by Stockgroup; and

(f) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Stockgroup or who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity or arising our of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the provision of our Articles of Incorporation.

The indemnification provided by our Articles of Incorporation is not exclusive of any other rights to which those indemnified may be entitled under our bylaws, any agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

Our bylaws give effect to the foregoing provisions of our Articles of Incorporation.

We intend to enter into indemnification agreements with our directors and officers. These agreements provide, in general, that we will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of Stockgroup or its affiliates to the fullest extent permitted by Colorado law.

The Company intends to obtain liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of Stockgroup.

LIMITATION  OF  LIABILITY  AND  INDEMNIFICATION  MATTERS

We believe that provisions of our Articles of Incorporation and bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Colorado law. This is intended to allow our directors and officers the benefit of Colorado's corporation law which provides that directors and officers of Colorado corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions.

We intend to enter into indemnification agreements with our directors and officers. These agreements will provide, in general, that we will indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers. Currently, directors and officers are entitled to the benefits of the limitation of liability provided under our charter documents and the laws of the State of Colorado.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities  and  Exchange  Commission  Registration  Fee            C$     800
Accounting  Fees  and  Expenses                                          8,000
Legal  Fees  and  Expenses                                              33,000
Miscellaneous                                                            3,200
                                                                 -------------
Total                                                               C$  45,000

RECENT  SALES  OF  UNREGISTERED  SECURITIES

Set forth in chronological order is information regarding shares of our common stock issued and options and warrants and other convertible securities granted by us during the past three years. Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. All securities issued were restricted.

1. On April 3, 2000, we entered into a Convertible Note Purchase Agreement pursuant to which we obtained $3 million in a financing led by Deephaven Capital Management LLC, a subsidiary of Knight/Trimark. Amro International S.A., managed by Rhino Advisors was an additional lender in the funding. The funding included $3 million of 8% convertible notes and five-year callable warrants. The notes were convertible into common stock only after July 31, 2000. The notes may only have been converted if we did not make payment on a noteholder's prepayment request and were in receipt of a properly completed and executed conversion notice at any time thereafter, or if we would have sought to prepay the notes. Interest would have been paid in the form of cash or registered stock, at our option. The warrants permit the holders to acquire up to 181,818 shares of common stock. The placement agent in the transaction received warrants to purchase 90,909 common shares on the same terms as the warrants issued to the lenders. The issuances were made under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to us that the shares were being acquired for investment. This agreement was restructured in February 2002, as described in the "Selling Shareholders" section of this prospectus.

2. On August 17, 2000, Stockgroup completed a private placement with Mediastream Limited, a media company in Singapore, for the issuance of 116,935 shares at $3.72 each for gross cash proceeds of $435,000. The issuances were made under Regulation S of the Securities Act.

3. On August 24, 2000, Stockgroup completed a private placement with Continental Capital & Equity Corporation, a financial relations and direct marketing advertising firm in Canada, for the issuance of 100,000 shares and 100,000 warrants in exchange for publicity services. The transaction was recorded at a fair value of $162,500 for the shares based on the closing price of the stock on the day of the agreement and $81,000 for the warrants based on the fair value of the warrants under the Black-Scholes option pricing formula. The issuances were made under Regulation S of the Securities Act. On June 30, 2001 the warrants under this private placement were cancelled.

4. On January 18, 2001, we issued 10,000 common shares to Value Relations IR Services GmbH in exchange for consulting services. The transaction was recorded at a fair value of $9,690 for the common shares based on the closing stock price on the date of the agreement. The issuance was made under Regulation S of the Securities Act.

5. On January 19, 2001, we closed a $0.5 million financing from a group of unaffiliated investors pursuant to a Securities Purchase Agreement, under
Section 4(2) of the Securities Act. The funding included $0.5 million of 3% convertible debentures and four-year warrants. The warrants were issued on a pro-rata basis, with each debenture-holder receiving one Series A warrant for each dollar of debentures purchased and 3 Series B warrants for each five dollars of debentures purchased. The debentures mature on December 31, 2003 and are convertible into common shares upon the earlier to occur of March 25, 2001 or the effective date of the registration of the shares issuable upon conversion of the debentures and exercise of the warrants.

Stockgroup filed a registration statement on Form SB-2 for the investors' resale of the shares underlying the debentures, the shares issuable, if any, in payment of interest on the debentures, and the shares underlying the warrants, which registration statement became effective on April 4, 2001. There was no placement agent in the transaction.

On March 16, 2002, we issued 250,000 warrants to a consultant under Section 4(2) of the Securities Act, each warrant having an exercise price of $0.30 and an expiry date of August 31, 2003.

On March 25, 2002, we completed a $0.4M financing with 22 unaffiliated investors pursuant to a Subscription Agreement under Section 4(2) of the Securities Act. The funding included 2,000,000 units consisting of one common share and one warrant each, at a price of $0.20 per unit, plus 51,000 common shares at a price of $0.20 per share. The warrants have an exercise price of $0.30 and an expiry date of September 30 , 2003. The 2,051,000 common shares were issued to the investors on April 1, 2002.

On June 28, 2002, we issued 2,080,000 common shares to Stockhouse Media Corporation in exchange for certain website and technology assets, valued at the market price of the shares issued of $424,320 under Regulation 5 of the Securities Act.

On December 31, 2002, we completed a $544,600 financing with 28 unaffiliated investors pursuant to a Subscription Agreement under Section 4(2) of the Securities Act. The funding included 3,403,750 units consisting of one common share and one warrant each, at a price of $0.16 per unit. Each two warrants are exercisable at $0.22 per common share and they expire on December 31, 2003.

EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES

A.  EXHIBITS

The following Exhibits are either attached hereto incorporated herein by reference or will be filed by amendment to this registration statement:

EXHIBIT  INDEX

A.  EXHIBIT  NUMBER  AND  DESCRIPTION  OF  EXHIBIT  AND  FILING  REFERENCE

2.1 Share Exchange and Share Purchase Agreement dated March 11, 1999, among I-Tech Holdings Group, Inc. (the "Registrant"), 579818 B.C. Ltd., Stock Research Group, Inc. ("SRG"), and the former shareholders of SRG effecting a change in control of Registrant. (incorporated by reference to the Exhibits filed with Form 8K filed March 19, 1999, Form 8K/A filed March 24, 1999 and Form 8K/A filed May 10, 1999)

3.1 Articles of Incorporation (incorporated by reference to the Exhibits filed with Form 10SB12G filed January 29, 1998, and Amendments to Articles of Incorporation filed herewith)

3.2 Amended and Restated Bylaws (incorporated by reference to the Exhibits filed with Form 10SB12G filed January 29, 1998)

4.1 1999, 2000, 2001, and 2002 Stock Incentive Plans (incorporated by reference to the Exhibits filed with Form S-8 filed November 16, 1999, May 15, 2001, and May 13, 2002 respectively.

4.2 Convertible Note Purchase Agreement, ("Note Purchase Agreement") dated March 21, 2000, among the Registrant, Deephaven Private Placement Trading Ltd. ("Deephaven") and Amro International, S.A. ("Amro") (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

4.3 Form of 8% Convertible Note issued to each of Deephaven and Amro pursuant to the Note Purchase Agreement (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

4.4 Form of Callable Warrant issued to Deephaven, Amro, and Jesup and Lamont Securities Corporation pursuant to the Note Purchase Agreement (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

4.5 Registration Rights Agreement, dated March 31, 2000, among the Registrant, Deephaven and Amro (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

4.6 Securities Purchase Agreement, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

4.7 Form of 3% Convertible Debenture, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

4.8 Form of Warrant, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

4.9 Registration Rights Agreement, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

**5.1     Opinion  of  Faegre  &  Benson  LLP,  regarding  the  legality  of the securities  being  registered

*10.2     Employment Agreement, dated August 1, 1998, between the Registrant and
Leslie  Landes.

**23.1     Consent  of  Faegre  &  Benson  LLP  (included  in  Exhibit  5.1)

**23.5     Consent  of  Ernst  &  Young  LLP
-------------------------
*     Previously  filed.
**     Filed  herewith.

B.  FINANCIAL  STATEMENT  SCHEDULES

Financial Statement Schedules omitted because the information is included in the Financial Statements or the notes thereto.

UNDERTAKINGS

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)     The  undersigned  registrant  hereby  undertakes:

     (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)     to include any prospectus required by section 10(a)(3) of the Securities
Act;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (ii) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on March 21, 2003.

STOCKGROUP  INFORMATION  SYSTEMS  INC.

By:     /s/  Marcus  A.  New
------------------------------------------------
Marcus  A.  New,  Chief  Executive  Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  Marcus  New                                          Dated:  May  21,  2003
----------------------------------------------
Marcus A. New,
Chief Executive Officer, Chairman of the Board

/s/  David  Gillard                                       Dated:  May  21,  2003
----------------------------------------------
David  E.  Gillard,
Chief  Financial Officer, Treasurer, Secretary

/s/  Leslie  Landes                                       Dated:  May  21,  2003
----------------------------------------------
Leslie  A.  Landes,
President,  Director

/s/  Craig  Faulkner                                      Dated:  May  21,  2003
----------------------------------------------
Craig  D.  Faulkner,  Director

/s/  David  Caddey                                        Dated:  May  21,  2003
----------------------------------------------
David  N.  Caddey,  Director

/s/  Lee  deBoer                                          Dated:  May  21,  2003
----------------------------------------------
Louis  deBoer  II,  Director

/s/  Jeff  Berwick                                        Dated:  May  21,  2003
----------------------------------------------
Jeffrey  D.  Berwick,  Director


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